UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

SCHEDULE 14A

INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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Gastar Exploration Ltd.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Gastar Exploration Ltd.

1331 Lamar Street, Suite 1080

Houston, Texas 77010

NOTICE OF THE 2009 GENERAL AND SPECIAL ANNUAL MEETING OF SHAREHOLDERS

Thursday, June 4, 2009

To our Shareholders:

The 2009 General and Special Annual Meeting of Shareholders (the “Annual Meeting”) of Gastar Exploration Ltd., an Alberta, Canada corporation, will be held on Thursday, June 4, 2009, 10:00 a.m. (central time), at the Four Seasons Hotel, 1300 Lamar Street, Houston, Texas 77010. At the Annual Meeting, shareholders will consider and vote on the following matters:

1.	To fix the Board of Directors at four (4) members;

2.	To elect four (4) members to the Board of Directors to serve until our annual meeting of shareholders in 2010 and until their successors are elected and qualified;

3.	To ratify the Audit Committee’s appointment of BDO Seidman, LLP, as our independent registered public accounting firm for the year ending December 31, 2009;

4.	To approve proposed amendments to the 2006 Long-Term Stock Incentive Plan; and

5.	To transact any such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

Only holders of record of our common shares at the close of business on April 15, 2009 (the “Record Date”) are entitled to notice of and to attend the Annual Meeting or any adjournment(s) thereof and to vote on the above listed matters at the Annual Meeting. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection starting on April 25, 2009 through Wednesday, June 3, 2009, during usual business hours at Gastar Exploration Ltd.’s offices at 1331 Lamar Street, Suite 1080, Houston, Texas 77010 and will also be available for inspection at the Annual Meeting.

It is important that your common shares are represented at the Annual Meeting, whether or not you plan to attend in person and regardless of the number of common shares you own. If you are a shareholder whose common shares are registered in your name and to make sure your common shares are represented, we urge you to submit a proxy containing your voting instructions as soon as possible by signing and dating the enclosed proxy card and returning it in the envelope provided for that purpose, each in the manner described in the accompanying Proxy Statement.

The specific details of the matters proposed to be dealt with at the Annual Meeting are set forth in the Proxy Statement accompanying this notice. Additionally, we will report on our business and financial performance, including our audited consolidated financial statements and the auditor’s report for the year ended December 31, 2008 and other information concerning us in our Annual Report on Form 10-K for the year ended December 31, 2008 (the “2008 Annual Report on Form 10-K”), a copy of which accompanies this notice. The 2008 Annual Report on Form 10-K and this notice are being mailed to registered shareholders with the accompanying Proxy Statement on or about May 1, 2009 and also are available to you over the Internet at www.gastar.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON THURSDAY, JUNE 4, 2009.

The Proxy Materials, including the Proxy Statement and 2008 Annual Report on Form 10-K, are available at www.gastar.com.

DATED this 1st day of May 2009.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ J. RUSSELL PORTER
J. Russell Porter Chairman, President and Chief Executive Officer

Gastar Exploration Ltd.

1331 Lamar Street, Suite 1080

Houston, Texas 77010

PROXY STATEMENT FOR

THE 2009 GENERAL AND SPECIAL ANNUAL MEETING OF SHAREHOLDERS

Thursday, June 4, 2009

This Proxy Statement contains information about the 2009 General and Special Annual Meeting of Shareholders (the “Annual Meeting”) of Gastar Exploration Ltd. The Annual Meeting will be held on Thursday, June 4, 2009, 10:00 a.m. (central time), at the Four Seasons Hotel, 1300 Lamar Street, Houston, Texas 77010.

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Gastar Exploration Ltd., which is also referred to as “Gastar”, the “Company”, “we”, “us” or “our” in this Proxy Statement. All proxies will be voted in accordance with the instructions they contain. If no instruction is specified on a proxy, it will be voted in favor of the matters set forth in the notice of the Annual Meeting. A shareholder may revoke his or her proxy at any time before it is exercised by (1) giving our secretary written notice to that effect at the registered office of the Company at any time up to and including the last business day preceding the day of the Annual Meeting, (2) giving written notice to that effect to the chairperson of the Annual Meeting on the day of the Annual Meeting, (3) executing and submitting a proxy with new voting instructions and (4) voting in person at the Annual Meeting. To obtain directions to attend the Annual Meeting and vote in person, please access our website at www.gastar.com or call (713) 739-1800.

The matters to be acted on at the Annual Meeting are set forth in this Proxy Statement and the accompanying Notice of Annual Meeting. Additionally, we will report on the business and financial performance of Gastar.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON THURSDAY, JUNE 4, 2009.

In accordance with new rules approved by the Securities and Exchange Commission (the “SEC”) and in connection with the solicitation of proxies by our Board of Directors for the Annual Meeting, we have made our proxy materials in addition to delivering paper versions of these materials to you by mail (including the notice, this Proxy Statement, the 2008 Annual Report on Form 10-K and a form of proxy) available to you over the Internet in addition to delivering paper versions of these proxy materials to you by mail. Beginning on or about May 1, 2009, these proxy materials are being mailed to our shareholders and are available on the Internet at www.gastar.com.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (the “2008 Annual Report on Form 10-K”) was filed with the SEC and accompanies this Proxy Statement.

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VOTING INFORMATION

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will consider and vote on the following matters:

•	To fix the Board of Directors at four (4) members;

•	To elect four (4) members to the Board of Directors to serve until our annual meeting of shareholders in 2010 and until their successors are elected and qualified;

•	To ratify the Audit Committee’s appointment of BDO Seidman, LLP, as our independent registered public accounting firm for the year ending December 31, 2009;

•	To approve proposed amendments to the 2006 Long-Term Stock Incentive Plan; and

•	To transact any such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

In addition, our executive management will report on our business and financial performance during fiscal year 2008 and respond to your questions.

Who can vote?

To be able to vote, you must have been a shareholder of record at the close of business on April 15, 2009 (the “Record Date”). Shareholders of record on the Record Date are entitled to vote on each proposal at the Annual Meeting. As of the Record Date, there were 211,332,963 common shares outstanding. Each common share is entitled to one vote on each matter properly brought before the Annual Meeting.

How many votes do I have?

Each of our common shares that you own on the Record Date entitles you to one vote on each matter that is properly brought before the Annual Meeting.

Is my vote important?

Your vote is important regardless of how many common shares you own. Please take the time to vote. Please read the instructions below, choose the way to vote that is easiest and most convenient for you and cast your vote as soon as possible.

What constitutes a quorum and voting?

A quorum of shareholders is necessary for a valid Annual Meeting. The required quorum for the transaction of business at the Annual Meeting is the presence of a holder or holders of not less than 5% of the total outstanding common shares entitled to vote at the Annual Meeting, either present in person or represented by proxy. Abstentions and proxies returned by brokerage firms for which no voting instructions have been received from their principals will be counted for the purpose of determining the presence of a quorum.

If a quorum is present at the Annual Meeting, the affirmative vote of a majority of the votes cast in person or by proxy is required to fix the Board at four members. With respect to the election of the Board of Directors, if a quorum is present, the four director nominees who receive the greatest number of votes cast by the holders of common shares present in person or by proxy and entitled to vote shall be elected as directors. If a quorum is present, the affirmative vote of a majority of the votes cast in person or by proxy is required to ratify the appointment of BDO Seidman, LLP, as our independent registered public accountants for 2009. If a quorum is present, to approve the amendments to our 2006 Long-Term Stock Incentive Plan, the affirmative vote of a majority of the votes cast in person or by proxy is required, excluding the votes of Common Shares held by the insiders of the Company or their associates to whom this resolution will effect.

Abstentions and broker non-votes will have no effect on the outcome of the election of directors, assuming a quorum is present or represented by proxy at the Annual Meeting. With respect to all other matters, abstentions and broker non-votes are not considered to be votes cast and therefore will have no effect on such matters. A broker non-vote occurs if a broker or other nominee of shares does not have discretionary authority and has not received voting instructions with respect to a particular matter.

How do I vote my shares?

If you own your common shares as of the Record Date, you may vote by submitting your proxy by mail or in person at the Annual Meeting.

To Vote by Mail. You may vote by completing and signing the proxy card that accompanies this Proxy Statement and promptly mailing it in the enclosed envelope. The common shares you own will be voted according to the instructions on the proxy card that you provide. If you return the proxy card but do not give any instructions on a particular matter described in this Proxy Statement, the common shares you own will be voted in accordance with the recommendations of the Board of Directors. In order to be valid and acted upon at the Annual Meeting, your proxy card must be received by our registrar and transfer agent, American Stock Transfer & Trust Company, Attention: Proxy Department, 6201 15th Avenue, Brooklyn, New York 11219, at least 24 hours before the time of the Annual Meeting or any adjournment thereof, excluding weekends and holidays.

To Vote in Person. If you attend the Annual Meeting, you may vote by delivering your completed proxy card in person or you may vote by completing a ballot. Ballots will be available at the Annual Meeting. Attending the Annual Meeting without completing a ballot will not count as a vote. Submitting a proxy will not prevent a shareholder from attending the Annual Meeting and voting in person.

Can I change my vote after I have mailed my proxy card?

Yes. You can change your vote and revoke your proxy at any time before the polls close at the Annual Meeting by doing any one of the following things:

•	Giving written notice to that effect to our secretary at the registered office of the Company at any time up to and including the last business day preceding the day of the Annual Meeting;

•	Giving written notice to that effect to the chairperson of the Annual Meeting on the day of the Annual Meeting;

•	Executing and submitting a proxy with new voting instructions; and

•	Voting in person at the Annual Meeting.

Your attendance at the Annual Meeting alone will not revoke your proxy.

Can I vote if my shares are held in “street name”?

If your common shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the common shares held in “street name”. As the beneficial owner, you have the right to direct your broker or nominee how to vote your common shares and are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtained a signed proxy from the record holder giving you the right to vote the shares. In order to vote your common shares, you will need to follow the directions your bank or brokerage firm provides you.

How does the Board of Directors recommend that I vote on the proposals?

The Board of Directors recommends that you vote:

•	“FOR” fixing the Board of Directors at four (4) members;

•	“FOR” the election of four (4) members to the Board of Directors to serve until our Annual Meeting of shareholders in 2010 and until their successors are elected and qualified;

•	“FOR” the ratification of our Audit Committee’s appointment of BDO Seidman, LLP, as our independent registered public accounting firm for the year ending December 31, 2009; and

•	“FOR” the approval of the proposed amendments to the 2006 Long-Term Stock Incentive Plan.

Will any other business be conducted at the Annual Meeting or will other matters be voted on?

The Board of Directors does not know of any other matters that may come before the Annual Meeting. If any other matter properly comes before the Annual Meeting, the persons named in the proxy card that accompanies this Proxy Statement, whether you submit your proxy in person or by mail, will exercise their judgment in deciding how to vote, or otherwise act, at the Annual Meeting with respect to that matter or proposal.

May I propose actions for consideration at next year’s Annual Meeting or nominate individuals to serve as directors?

You may submit proposals for consideration at future annual meetings. Please read “Shareholder Proposals and Nominations” for information regarding the submission of shareholder proposals at next year’s annual meeting.

Where can I find the voting results?

We will report the voting results in our quarterly report on Form 10-Q for the second quarter of 2009, which we expect to file with the SEC in August 2009.

Who bears the costs of soliciting these proxies?

We will bear the costs of the solicitation of proxies. Our directors, officers and regular employees may solicit proxies by telephone, email and personal interviews without additional remuneration. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of our common shares that they hold in their names. We will reimburse banks and brokers for their reasonable out-of-pocket expenses incurred in connection with the distribution of our proxy materials.

INFORMATION ABOUT DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

The Board of Directors is presently composed of four members: J. Russell Porter, Abby F. Badwi, Robert D. Penner and John M. Selser Sr., who were elected directors at the Company’s 2008 annual meeting of shareholders. Messrs. Porter, Penner and Selser have been nominated to stand for re-election. Mr. Badwi will not stand for re-election at the Annual Meeting, which is the end of his term. Mr. Badwi has made a voluntary decision not to stand for re-election as a director. The Nomination Committee has named John R. Rooney, a Canadian citizen, to replace Mr. Badwi and stand for election at the Annual Meeting. Biographical information about each nominee can be found beginning on page 34 in connection with “Proposal 2. Election of Directors”.

Biographical information about certain of our executive officers and other member of our management as of May 1, 2009 is set forth below.

Name	Age	Position
J. Russell Porter (1)	47	Chairman, President, Chief Executive Officer
Michael A. Gerlich (1)	55	Vice President and Chief Financial Officer
Frederick E. Beck, PhD	49	Vice President of Drilling
Keith R. Blair	54	Vice President/Exploration Manager
Henry J. Hansen	53	Vice President of Land
R. David Rhodes	50	Vice President of Completion and Production
Sara-Lane Ruzicki	40	General Corporate Canadian Counsel and Corporate Secretary

(1)	Executive officers.

J. Russell Porter has been a member of the Board of Directors and has served as our President and Chief Executive Officer since February 2004 and was appointed Chairman of the Board in August 2006. From September 2000 to February 2004, he served as our Chief Operating Officer. Mr. Porter has an energy focused background, with approximately 18 years of natural gas and oil exploration and production experience and five years of banking and investment experience specializing in the energy sector. From April 1994 to September 2000, Mr. Porter served as an Executive Vice President of Forcenergy, Inc., a publicly traded exploration and production company, where he was responsible for the acquisition and financing of the majority of its assets across the United States and Australia. He currently is a director of Caza Oil & Gas, Inc., a publicly traded exploration and development company listed on the Toronto Stock Exchange and the London AIM exchange. Mr. Porter holds a Bachelor of Science degree in Petroleum Land Management from Louisiana State University and a MBA from the Kenan-Flagler School of Business at the University of North Carolina at Chapel Hill.

Michael A. Gerlich joined us in May 2005, as Vice President and Chief Financial Officer. Mr. Gerlich has over 30 years of natural gas and oil accounting and finance experience. From 1998 until joining us, he held various accounting and finance positions at Calpine Natural Gas LP, a wholly owned subsidiary of Calpine Corporation, an independent electric power generation company listed on the New York Stock Exchange. His last position at Calpine Natural Gas LP was Senior Vice President – Accounting and Finance, for the natural gas and oil operations of the wholly owned subsidiary. From 1994 until 1999, Mr. Gerlich served as Vice President and Chief Financial Officer of Sheridan Energy, Inc, an independent natural gas and oil exploration company traded on the NASDAQ, which was acquired in 1999 by Calpine Corporation. Over a 10-year period prior to joining Sheridan Energy, Mr. Gerlich held various accounting and finance positions with Trinity Resources, Ltd., an independent natural gas and oil exploration and production company, with his last position being Executive Vice President and Chief Financial Officer. Prior to that, Mr. Gerlich was also with a Big Four accounting firm, where the focus of his practice was with energy related clients. Mr. Gerlich is a Certified Public Accountant and graduated with honors from Texas A&M University with a Bachelor of Business Administration degree in Accounting.

Frederick E. Beck, PhD joined us in April 2002, as Vice President of Drilling. Dr. Beck has over 26 years of diversified experience in the natural gas and oil business. He has held positions as a drilling engineer and drilling supervisor for a major operator and was an assistant professor of petroleum engineering at the New Mexico School of Mines. From 1996 and prior to joining us as Vice President of Drilling, Dr. Beck was Vice President of the turnkey drilling division of Nabors Drilling USA LP, a domestic natural gas and oil drilling company. Dr. Beck holds a Bachelor of Science degree in Geology, Master of Science degree in Petroleum Engineering and Doctor of Philosophy Degree in Petroleum Engineering, all from Louisiana State University in Baton Rouge, Louisiana.

Keith R. Blair joined us in August 2005 as a Senior Staff Geologist. He was promoted to Vice President, Exploration Manager in 2008. Mr. Blair has 30 years of natural gas and oil experience. He has extensive working knowledge of natural gas and oil basins in Colorado, New Mexico, East Texas, West Virginia/Pennsylvania,

Offshore Gulf of Mexico and the Texas/Louisiana Gulf Coast. Prior to joining us, from 1999 until 2005, he was an independent exploration geologist. From 1995 until 1999, he was a Senior Geophysicist at Schlumberger Limited. Prior to 1995, he held an Exploration Manager/Supervisor position at Conoco Phillips for 14 years. He began his career as a well logging engineer with Halliburton Company. Mr. Blair graduated from Texas A&M University with a Bachelor of Science degree in geology.

Henry J. Hansen joined us in September 2005, as Vice President of Land. Mr. Hansen has over 29 years of land management experience. Prior to joining us, Mr. Hansen was Rocky Mountain Land Manager with El Paso Corporation, a natural gas and oil exploration, production and pipeline company, from 1999 until January 2003. He returned to El Paso Corporation in June 2004, where he was senior landman until joining us in September 2005. Mr. Hansen graduated from the University of Texas at Austin with a Bachelor of Business Administration in Petroleum Management.

R. David Rhodes joined us in March 2006, as Vice President of Completion and Production. Mr. Rhodes has over 26 years of petroleum engineering experience, focused primarily in the supervision and management of completion and production operations. Prior to joining us, he managed Oil & Gas Operations and Consulting, Inc., an independent consulting firm he established in May 2001, where he worked as a petroleum engineering consultant for numerous natural gas and oil operators including us. Mr. Rhodes continues to maintain his relationship with Oil & Gas Operations and Consulting, Inc. From 1981 to 2001, Mr. Rhodes held various engineering and management/supervisory positions at Getty Oil Company and Marathon Oil Company (formerly Texas Oil & Gas Company), major integrated natural gas and oil companies. His last position was Operations Manager for East Texas and Northern Louisiana. Mr. Rhodes holds a Bachelor of Science degree in Petroleum Engineering from Louisiana Tech University.

Sara-Lane Ruzicki, LLB has served as an attorney in private practice since April 2001 and has served as our Corporate Secretary and General Corporate Canadian Counsel since May 2000 on a contract basis. From July 1993 to April 2001, she served as an attorney at the law firm of Armstrong Perkins Hudson LLP (formerly Ogilvie and Company) in Calgary, Alberta, Canada, becoming a partner in 1999. Specializing in corporate/securities law, she has acted for issuers in all industry segments in Canada, the United States and internationally, focusing on corporate reorganizations, commercial transactions and initial public offerings of junior emerging companies as well as equity and debt financings, mergers and acquisitions and commercial transactions of senior established companies. Ms. Ruzicki obtained her Bachelor of Laws degree at the University of Saskatchewan.

CORPORATE GOVERNANCE

Information about the Board of Directors

The Board of Directors believes that good corporate governance improves corporate performance and benefits all shareholders. The Canadian Securities Administrators (the “CSA”) have adopted National Policy 58-201 Corporate Governance Guidelines, which provides non-prescriptive guidelines on corporate governance practices for reporting issuers such as us. In addition, the CSA have implemented National Instrument 58-101 Disclosure of Corporate Governance Practices (“NI 58-101”), which prescribes certain disclosure by us of our corporate governance practices.

This section sets out our approach to corporate governance and addresses our compliance with NI 58-101 and the applicable listing standards of the NYSE Alternext US LLC.

Mandate of the Board of Directors

The Board of Directors is responsible for managing our business affairs. The primary responsibility of the Board of Directors is to promote our best interests and the best interests of our shareholders. This responsibility includes: (i) approving annual capital expenditure budgets and general and administrative expense budgets and reviewing fundamental operating, financial and other corporate plans, strategies and objectives; (ii) outlining key operating parameters including debt levels and ratios; (iii) evaluating our performance and the performance of our senior management; (iv) determining, evaluating and fixing the compensation of executive officers; (v) adopting policies of corporate governance and conduct; (vi) considering risk management matters; (vii) reviewing the process of providing appropriate financial and operational information to shareholders and the public generally; and (viii) evaluating the overall effectiveness of the Board of Directors. The Board of Directors explicitly acknowledges its responsibility for our stewardship. The Board of Directors reviews with management matters of strategic planning, business risk identification, succession planning, communications policy and integrity of internal control and management information systems. The Board of Directors fulfills its responsibilities through regular and special meetings.

Members of the Board of Directors

The Board of Directors is comprised of four members whose names and committee memberships are set forth below. The Board of Directors has determined the members of the Board of Directors, with the exception of Mr. Porter, have no material relationship with us (either directly or as partners, shareholders or officers of an organization that has a relationship with us) and are independent within the meaning of the NYSE Alternext US LLC and National Instrument 58-101 director independence standards. Mr. Porter, as our President and Chief Executive Officer, is not considered to be independent. Furthermore, the Board has determined that each of the members of the Audit Committee, the Remuneration Committee, the Nomination Committee, the Governance Committee and the Reserves Committee has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) and is independent within the meaning of the NYSE Alternext US LLC and the National Instrument 58-101 director independence standards.

Name and Position	Independent	Committee Membership
J. Russell Porter, Chairman, President and Chief Executive Officer	No	None

Abby F. Badwi, Director	Yes	Audit Governance * Remuneration * Nomination Reserves

Robert D. Penner, Director	Yes	Audit * Governance Remuneration Nomination Reserves

John M. Selser Sr., Director	Yes	Audit Governance Remuneration Nomination * Reserves *

*	Indicates chairmanship of a committee.

Board of Directors and Committee Meetings

The Board of Directors meets a minimum of four times per year. In addition, the Board of Directors meets at such other times as may be required if it is not possible to deal with our business at a regularly scheduled quarterly meeting.

The Board of Directors facilitates its independent supervision over management in a number of ways, including by holding regular meetings at which members of management and non-independent directors are not in attendance and by retaining independent consultants where it deems necessary.

For the year ended December 31, 2008, each member of the Board of Directors and each director that was a member of a committee attended at least 75% of all meetings held by the Board of Directors and each committee of which he was a member at the time of the meeting. Each member of the Board of Directors attended at least 75% of all such special meetings held by the Board of Directors if he were a director at the time of the meeting. The following chart discloses the number of Board of Directors and Committee meetings held during 2008 and the attendance of each director.

Director	Board Meetings	Audit Committee	Remuneration Committee	Corporate Governance Committee	Reserves Review Committee
J. Russell Porter	11 of 11	n/a	n/a	n/a	n/a
Abby F. Badwi	10 of 11	3 of 4	5 of 5	1 of 1	0 of 1
Robert D. Penner	9 of 11	4 of 4	4 of 5	1 of 1	1 of 1
John M. Selser Sr	11 of 11	4 of 4	5 of 5	1 of 1	1 of 1

Other Directorships

The following table gives details of the directorship positions with other reporting issuers, which each director currently maintains:

Director	Directorship of Other Reporting Issuers
J. Russell Porter	Caza Oil & Gas, Inc.
Abby F. Badwi	Bankers Petroleum Ltd.
Robert D. Penner	Sustainable Energy Technologies Ltd. Corridor Resources Ltd. Storm Cat Energy Corporation Terra Energy Corp. Unbridled Energy Corporation
John M. Selser Sr.	None

Orientation and Continuing Education

When new directors are appointed, they receive orientation, commensurate with their previous experience, on our properties, business, operations and industry and on the responsibilities of directors. Board meetings may also include presentations by our management and employees to give the directors additional insight into our business. New directors are provided with access to our publicly filed documents, technical reports and internal financial information and given copies of all the minutes of Board of Directors meetings and corporate governance materials. Directors are encouraged to ask questions and communicate with management, auditors and technical consultants to keep themselves current with industry trends and developments and changes in the legislation.

Nomination of Directors

The Board of Directors has delegated the responsibility of identifying new candidates to the Nomination Committee. The process and responsibility of the Nomination Committee is set forth below under the heading “Nomination Committee” on page 9.

Compensation

The Board of Directors has delegated the responsibility of determining compensation strategies and recommending the forms and amounts of compensation for directors, officers, consultants and employees to the Remuneration Committee. Please refer to the disclosure under the heading “Remuneration Committee” on page 11.

Position Descriptions

The Board of Directors has developed written position descriptions of responsibilities for the chairmen of the Board of Directors and for each of the Committees, which inter alia, provide guidance on providing effective Board/Committee leadership; overseeing all aspects of its direction and administration in fulfilling the respective terms of reference for the Board and the Committee; and overseeing the structure, composition, membership and activities delegated to the Board/Committee.

The roles and responsibilities of the Chief Executive Officer are established each year through discussion and recommendation by and among the Chief Executive Officer, the Remuneration Committee and the Board of Directors. The roles and responsibilities of the Chief Executive Officer are reviewed, discussed and further defined on an ongoing basis through meetings of the Board of Directors and the Committees of the Board of Directors.

Lead Director

Mr. Badwi currently acts as lead director of the Board of Directors. As lead director, Mr. Badwi is responsible for ensuring the appropriate organization, content and flow of information to the Board of Directors; that all concerns of the directors are addressed; and that the Board of Directors acts independently of our management.

Board Evaluations/Assessments

We have established procedures and surveys for assessing and evaluating the performance of the Board of Directors. The surveys completed by each director are summarized and discussed by the Board of Directors as a whole with the objective of making changes to policies or procedures to address comments aimed at greater Board of Directors effectiveness.

Code of Ethics

We adopted a Code of Ethics for all employees, including our executive officers on December 15, 2005. A copy of our Code of Ethics is available on our Internet website at www.gastar.com. A copy of our Code of Ethics will be provided to any person without charge, upon request. Such requests should be directed to our Secretary at 1331 Lamar Street, Suite 1080, Houston, Texas 77010.

Communications with the Board

Shareholders or other interested parties may send communications to the Board of Directors by writing to our Secretary at 1331 Lamar Street, Suite 1080, Houston, Texas 77010. Our Secretary will forward to the directors all communications that, in her judgment, are appropriate for consideration by the directors. Comments or complaints relating to our accounting, internal accounting controls or auditing matters will also be referred to our Audit Committee. Our Audit Committee has procedures for (a) receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls, or auditing matters and (b) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. The “Whistleblower” policies and procedures adopted by the Audit Committee are available on our Internet website at www.gastar.com.

Attendance at the Annual Meeting of Shareholders

We have not adopted a formal policy with regards to director attendance at the annual meetings of shareholders. In 2008, Mr. Porter attended our Annual Meeting of Shareholders.

INFORMATION ABOUT OUR COMMITTEES

Each of the following Committees of the Board of Directors have Terms of Reference approved by the Board of Directors, which provide descriptions of the role of the Chairman of such Committee and the roles and responsibilities of the Committee as a whole. The Terms of Reference function as a charter for the respective Committees and each is available on our Internet website at www.gastar.com.

Nomination Committee

In March 2006, the Board of Directors established a Nomination Committee. The role of the Nomination Committee is to assist the Board of Directors in ensuring that the Board of Directors is comprised of individuals who are best able to discharge the responsibilities of directors, having an understanding of our industry, stage of growth, the law and the highest standards of governance. The tasks and responsibilities of the Nomination Committee are defined in its Terms of Reference, which was approved by the Board of Directors. The Nomination Committee currently is comprised of Mr. Selser (Chairman) and Messrs. Badwi and Penner.

The Board of Directors does not currently have a policy relating to consideration of director nominees by our shareholders. The Board may consider such a policy in the future. At present, the Board believes that the Nomination Committee is in the best position to identify and evaluate director candidates. New candidates are identified by the Nomination Committee, whose responsibility is to develop, and annually update and recommend to the Board for approval, a long-term plan for the composition of the Board of Directors that takes into consideration the following: (a) the independence of each director; (b) the competencies and skills the Board of Directors, as a whole, should possess; (c) the current strengths, skills and experience represented by each director, as well as each director’s personality and other qualities as they affect dynamics of the Board of Directors; and (d) our strategic direction. From time to time, the Nomination Committee has used a third party to assist it in identifying and evaluating potential director candidates.

Corporate Governance Committee

The Corporate Governance Committee currently is comprised of Mr. Badwi (Chairman) and Messrs. Penner and Selser. It has the responsibility of monitoring our overall approach to corporate governance issues which include:

•	Responding to governance recommendations or guidelines from various regulatory authorities;

•	Ensuring that there are adequate policies and procedures in effect to allow us to meet all continuous disclosure requirements;

•	Ensuring that adequate policies and procedures are in effect to identify and manage principal risks of our business; and

•	Reviewing annually our strategic planning process.

Audit Committee

Composition

The Audit Committee currently is comprised of Mr. Penner (Chairman) and Messrs. Badwi and Selser, each of whom is independent under the rules of the NYSE Alternext US LLC and Section 10A (“Audit Requirements”) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Mr. Penner, Audit Committee Chairman, is designated as the “audit committee financial expert,” as that term is defined under Securities and Exchange Commission rules. He became a member of the Board of Directors effective July 16, 2007. Mr. Penner is a retired senior partner with KPMG LLP, whose career of advising public and private clients on tax and accounting matters has spanned almost 40 years.

In accordance with its Terms of Reference, the Audit Committee examines and reviews on behalf of the Board of Directors, internal financial controls, financial and accounting policies and practices, the form and content of financial reports and statements, and the work of the external auditors. The Audit Committee is responsible for hiring, overseeing and terminating the independent registered public accounting firm and determining the compensation of such accountants. The Chief Financial Officer attends the meetings of the Audit Committee by invitation.

Reliance on Certain Exemptions

At no time since the commencement of our most recently completed fiscal year have we relied on the exemptions in Section 2.4 (De Minimus Non-audit Services), Section 3.2 (Initial Public Offerings), Section 3.4 (Events Outside Control of Member), Section 3.50 (Death, Disability or Resignation of Audit Committee member) or Part 8 (Exemptions) of Canadian Multilateral Instrument 52-110 (“MI 52-110”).

Reliance on the Exemption in Subsection 3.3(2) or Section 3.6

At no time since the commencement of our most recently completed fiscal year have we relied on the exemption in Subsection 3.3(2) (Controlled Companies) or Section 3.6 (Temporary Exemption for Limited and Exceptional Circumstances) of MI 52-110.

Reliance on Section 3.8

At no time since the commencement of our most recently completed fiscal year have we relied on Section 3.8 (Acquisition of Financial Literacy).

Audit Committee Oversight

At no time since the commencement of our most recently completed fiscal year was a recommendation of the Audit Committee to nominate or compensate an external auditor not adopted by the Board of Directors.

Audit Committee Charter

A copy of the Terms of Reference for the Audit Committee, which functions as its charter, is attached to this Proxy Statement as Appendix A.

Audit Committee Report

The Audit Committee assists the Board of Directors in overseeing matters relating to our accounting and financial reporting practices, the adequacy of its internal controls and the quality and integrity of its financial statements and is responsible for selecting and retaining the independent auditors. The Audit Committee’s responsibilities are more fully described in its Terms of Reference. Our management is responsible for preparing our financial statements and the independent auditors are responsible for auditing those financial statements. The Audit Committee does not provide any expert or special assurance as to our financial statements or any professional certification as to the independent auditors’ work. The Audit Committee met four times (once in person) during the year ended December 31, 2008.

In fulfilling its oversight responsibilities, the Audit Committee reviewed our audited financial statements as of and for the year ended December 31, 2008 and discussed them with management and BDO Seidman, LLP, our independent registered public accounting firm. The Audit Committee discussed and reviewed with BDO Seidman, LLP all matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. all Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from BDO Seidman, LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent consultants’ communications with the Audit Committee concerning independence and has discussed with BDO Seidman, LLP its independence from us and our management.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2008.

GASTAR EXPLORATION LTD.

AUDIT COMMITTEE

/s/ Robert D. Penner

/s/ Abby F. Badwi

/s/ John M. Selser Sr.

This report of the Audit Committee shall not be deemed “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

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Remuneration Committee

During the year ended December 31, 2008, the Compensation Committee of the Board of Directors, which we refer to as the Remuneration Committee, was comprised of Mr. Badwi (Chairman) and Messrs. Crow and Selser. Mr. Crow resigned from the Board of Directors effective January 1, 2008. Currently, our Remuneration Committee is comprised of Mr. Badwi (Chairman) and Messrs. Penner and Selser. None of our named executive officers serves as a member of the Board of Directors or Compensation Committee (or committee performing similar functions) of any other entity, one or more of whose executive officers serve on our Board of Directors or Remuneration Committee.

The aim of the Remuneration Committee is to award and compensate our officers and employees in a manner which provides incentives for the enhancement of shareholder value, for the successful implementation of our business plan and for continuous improvement in corporate and personal performance. The compensation program is based on a pay-for-performance philosophy and consists of three components: base salary, annual incentive (bonus) paid in cash and long-term equity based incentives.

The Remuneration Committee reviews and recommends the compensation philosophy and guidelines for us which include reviewing the compensation philosophy and guidelines for employees, including recommendation to the Board of Directors for its consideration and approval related to annual salary, incentive policies and programs, material new benefit programs and material changes to existing benefit programs.

The Remuneration Committee reviews on an annual basis the cash compensation, performance and overall compensation package for each executive officer. It then submits to the Board recommendations with respect to the base salary, bonus and participation in long-term incentive compensation arrangements for each executive officer. In conducting its review, the Remuneration Committee was satisfied that all recommendations complied with the Remuneration Committee’s philosophy and guidelines. Additionally, in 2008, the Remuneration Committee, at the request of the Board of Directors, retained an independent consulting firm to prepare a summary regarding current executive compensation environment practices in today’s market. For more information on the role of the Remuneration Committee and the independent consulting firm, see “Executive Compensation” below.

Reserve Committee

The Reserve Committee currently is comprised of Mr. Selser (Chairman) and Messrs. Badwi and Penner. Its responsibilities include:

•	Reviewing our procedures for providing information to the independent qualified reserve evaluator;

•

Participating annually in meetings with the independent qualified reserve evaluator to determine whether there are any restrictions that could affect the ability of the evaluator to report without reservation; and

•	Reviewing our reserve data with management and the independent qualified reserve evaluator.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides information regarding the compensation paid to our Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and Chief Operating Officer (“COO”). These individuals, referred to as “named executive officers,” are identified below:

•	J. Russell Porter, Chairman, President and CEO;

•	Michael A. Gerlich, Vice President and CFO; and

•	Jeffrey C. Pettit, former Vice President and COO.

Mr. Pettit resigned as Vice President and COO on November 10, 2008 but is included in this section because he was one of our highly compensated executive officers other than our CEO and CFO during fiscal year 2008.

Compensation Philosophy and Objectives

Our executive compensation program is designed to provide compensation at a level necessary to retain talented and experienced executives and to motivate them to achieve both short-term and long-term corporate goals that enhance shareholder value. Consistent with this philosophy, following are the key objectives of our compensation programs.

Attract, Motivate and Retain Key Employees. Our executive compensation program is shaped by the competitive market for management talent in the independent natural gas and oil exploration and production industry. We believe our executive compensation should be comparable to that of the companies with which we compete for talent. Our goal is to provide compensation and benefits at levels that attract, motivate and retain superior executive talent for the long-term.

Shareholder Alignment. One of the objectives of our executive compensation program is to ensure that an appropriate relationship exists between executive pay, our financial performance and the creation of shareholder value. We believe that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and shareholder interests. Our compensation program aligns pay to performance by making a substantial portion of total executive compensation variable, or “at-risk,” through an annual bonus program based on Company performance goals and the granting of long-term incentive equity awards, which have included stock options and restricted stock. As performance goals are met, not met or exceeded, executives are rewarded commensurately.

Determination of Executive Compensation

Role of the Remuneration Committee. Executive compensation is the responsibility of the Remuneration Committee (the “Committee”). The Committee operates under a written charter, or “Terms of Reference,” adopted by the Board of Directors. Abby F. Badwi, Robert D. Penner and John M. Selser Sr. are members of the Board of Directors and the current members of the Committee. Mr. Badwi is the current Committee Chairman. Each member of the Committee qualifies as an independent director under the NYSE Alternext US LLC listing standards and under the Exchange Act. A copy of the Committee’s Terms of Reference is available to shareholders on our website at www.gastar.com.

The role of the Committee is to award and compensate our officers and employees in a manner that provides incentives for the enhancement of shareholder value, for the successful implementation of our business plan and for continuous improvement in corporate and personal performance. The compensation program is based on a pay-for-performance philosophy and consists of three components: base salary, annual incentive bonus and long-term equity-based incentive compensation.

Annually, the Committee reviews and recommends the compensation philosophy for executive management and makes a recommendation to the Board for its consideration and approval.

During 2008, the Committee reviewed the cash compensation, performance and overall compensation package for each named executive officer. It then submitted to the Board recommendations with respect to the salary, bonus and participation in share compensation arrangements for each named executive officer. In conducting its review of management’s recommendations, the Committee was satisfied that all recommendations complied with the Committee’s philosophy and guidelines.

Interaction between the Remuneration Committee and Management. Our CEO plays an important role in the executive compensation process and is closely involved in assessing the performance of our other named executive officers and making recommendations to the Committee regarding base salary, bonus targets, performance goals established for the annual incentive plan, and weighting and equity compensation for these executive officers. His recommendations are based on an assessment of the named executive officers’ responsibilities and performance, our performance and the compensation that companies in our peer group pay to employees in comparable positions. Our CFO also plays an important role in our executive compensation process. He makes recommendations to the Committee regarding the structure of the annual cash bonus awards program and the size of such awards. These recommendations are drawn from his previous work experience and informal discussions with CFOs at other similarly-sized natural gas and oil companies regarding their cash bonus programs.

Role of Consultant and Market Analysis. During 2008, the Committee engaged Longnecker & Associates (“L&A”), an independent, Texas-based consulting firm, experienced in executive compensation, with access to national compensation surveys. For the purposes of its report, L&A’s engagement objectives included:

•	Review total direct compensation (base salary, annual incentives and long-term incentives) for the named executive officers;

•

Assess the competitiveness of executive compensation as compared to our peer group and published survey companies in the natural gas and oil industry with capital assets and revenues comparable to our capital assets and revenue; and

•	Provide conclusions and recommendations for current total direct compensation packages for our named executive officers and directors.

For fiscal year 2008, L&A provided us with competitive data from a peer group of companies in the oil and natural gas industries, with market capitalization and revenues similar to our own. Companies reviewed by L&A included:

Abraxas Petroleum Corporation

Approach Resources, Inc.

Bankers Petroleum

Brigham Exploration Company

Canadian Superior Energy, Inc.

Edge Petroleum Corporation

Falcon Oil & Gas Ltd.

Gasco Energy, Inc.

GeoMet, Inc.

TXCO Resources, Inc.

Warren Resources, Inc.

L&A also provided us with market compensation data from published survey sources utilizing companies that operate in the oil and natural gas industries. Specific surveys included:

•	Economic Research Institute, 2008 ERI Executive Compensation Assessor;

•	Watson Wyatt, 2007/2008 Top Management Compensation – Compensation Calculator;

•	William Mercer, 2008 US Energy Compensation Survey; and

•	Effective Compensation Solutions, Inc., 2007 Oil/Gas E&P Compensation Survey.

Based upon comparative pay information of our peer group and the published survey data referred to above, L&A and the Committee determined that the named executive officers’ (a) 2008 base salaries were slightly above the market 75th percentile, (b) 2008 total cash compensation (base salary, plus the annual cash incentive award) approximated the market 50th percentile, (c) 2008 long-term equity awards were significantly below the market 50th percentile, and (d) 2008 total direct compensation (total cash compensation, plus equity incentive awards) was slightly below the market 50th percentile. Based upon these findings, the Committee believes that the individual pay components and total direct compensation levels of the named executive officers in 2008 was fair, reasonable and aligned with competitive pay practices of the Company’s peer group and the published survey data.

Though we review information regarding the compensation practices of our peer group of companies and the survey data just discussed, individual compensation decisions for our named executive officers are subject to upward or downward adjustment, based on the recommendations of our CEO and a number of factors related to both corporate and individual performance. We use the data regarding the pay practices of companies in our peer group as a reference point and as a guide to competitiveness and reasonableness, but we do not adhere to rigid targets based upon the compensation components of employees at companies within that group. Our objective is to maintain total direct compensation, consisting of base salary, performance-based cash compensation and equity awards, in proximity to a median range of our peer group. However, the Committee has the discretion to adjust an award upward to account for individual achievement in the last fiscal year, the requirements of a particular position, and market competitiveness for a particular individual’s skills and services, among other factors.

Compensation for our Named Executive Officers and Rationale

Base Salary. Base salary represents the fixed element of the named executive officers’ cash compensation. The base salary reflects results of individual negotiations, economic consideration for each individual’s level of responsibility, expertise, skills, knowledge, experience and performance and reasonable comparability of similar executive base salaries for executives employed by our peer group companies. Each of our named executive officer’s initial annual salary was set in his respective employment agreement but may be adjusted upward or downward at the discretion of the Committee at the anniversary date of each officer’s employment.

Mr. Porter’s base salary amount of $450,000, which was set in his employment agreement dated February 24, 2005, was not changed in 2008. Mr. Gerlich’s base salary originally was set at $275,000 in his employment agreement, dated May 17, 2005. The Committee increased Mr. Gerlich’s base salary to $300,000, effective as of April 1, 2008, in recognition of his continued high level of performance. Each of Messrs. Porter’s and Gerlich’s 2008 base salaries slightly exceeded the 75th percentile of peer group companies. The Committee believes that the higher salary level is appropriate considering the multiple roles that both executives perform their positions. Mr. Pettit’s base salary was set at $285,000 in August 2007 when he commenced employment with us. No adjustment was made to his base salary in 2008.

Because 2008 base salary amounts exceed the 75th percentile, the Committee has elected not to increase 2009 base salaries for our executive officers.

Annual Cash Incentive Awards. Our cash incentive awards reflect our philosophy to reward performance. These awards provide our named executive officers with an opportunity to earn an annual cash bonus based on pre-established operational and financial performance targets and an evaluation of individual performance. At the beginning of 2008, the Committee approved a $900,000 total Company target cash bonus pool, which was based on the sum of each employee’s “target bonus” opportunity expressed as a percentage of the employee’s base salary. The targeted bonus percentages of our CEO, CFO and COO were 50%, 35% and 25%, respectively. When combined with base salaries, those amounts approximated the 50th percentile range of total cash compensation (base salary plus annual incentive awards) for similar executives with other peer group companies. The bonus pool is accrued throughout the year and bonuses are paid out the year following the performance period. The bonus pool is capped at the lesser of twice the target cash bonus pool total or 10% of earnings before interest, taxes and depreciation and amortization.

At the beginning of the year and as part of our budgeting process, specific operational and financial target criteria are established by the Committee. In developing the appropriate target criteria and their respective weightings, the Committee analyzes the relative importance of each of the target criteria to our business strategy for the upcoming fiscal year. Each criterion is given a certain weighting, with a majority of the 2008 weighting allocated to operational factors. During the year, operational and financial performance is measured against the criteria. Judgments that the criteria are being met or not being met may lead to an increase in the pool and an adjustment in the bonus accrual. Criteria and weightings used in 2008 were as follows:

Goal	Threshold	Target	Maximum	Actual	Weighting
Target average annual production (MMcfed)	22.7	25.9	27.2	23.3	20%
Target proved reserve additions (Bcf)	9.5	10.5	11.6	17.4	10%
Texas average finding costs ($/Mcfe)	$3.15	$3.00	$2.91	$3.01	25%
Texas average controllable lifting costs ($/Mcfe)	$0.57	$0.54	$0.50	$0.53	10%
Average cash G & A expense ($/Mcfe)	$1.11	$1.03	$1.01	$1.30	5%
Operating cash flow ($ in millions)	$12.6	$15.7	$17.3	$20.0	30%

If threshold targets are not met with respect to a criterion, then the portion of the bonus allocable to that criterion is not paid. At the end of the year, an approved bonus pool is calculated based on the bonus pool criteria accomplishments. The amount of the calculated bonus pool is subject to adjustment and final approval by the Committee. In 2008, based on a weighted average of actual results compared to targets, we exceeded the overall bonus pool target by 35%.

Mr. Porter’s annual target cash bonus is 50% of his annual base compensation. Based on our achievement of 35% over target goals, Mr. Porter was entitled to receive 35% more than his 50% target opportunity or a total of 68% of his base salary.

Mr. Gerlich’s annual target cash bonus is 35% of his annual base compensation. Based on our achievement of 35% over target goals, Mr. Gerlich was entitled to receive 35% more than his 35% target opportunity or a total of 47% of his base salary.

The Committee elected to increase the amount of the payout for Messrs. Porter and Gerlich to 77% and 52% of their base salaries, respectively. The Committee believed the increase over the target bonus percentage was warranted due to the successful efforts of Messrs. Porter and Gerlich in directing the continued development of the company’s assets, accessing the capital markets and negotiating an acceptable settlement of the GeoStar litigation. The Committee determined that these efforts warranted an increases in 2008 cash bonuses for Messrs. Porter and Gerlich of approximately 9% and 7%, respectively. Messrs. Porter and Gerlich received their 2008 bonus in restricted common shares, the number of which was determined by multiplying the dollar value of the award by the closing price of $0.52 per common share on the day prior to the grant. Accordingly, Messrs. Porter and Gerlich received 663,462 and 301,923 common shares, respectively. The common shares vested immediately upon grant.

Mr. Pettit did not receive an annual bonus award for fiscal 2008 as a result of his resignation on November 11, 2008.

Long Term Stock-based Compensation. We believe that equity compensation is the most effective means of linking compensation provided to our named executive officers with long-term operational success and increases in shareholder value. The Board has discretionary authority to determine granting and vesting periods of stock option and restricted common share grants. We use stock-based compensation as a long-term vehicle for compensation because we believe:

•	Stock-based compensation aligns the interests of our named executive officers with those of the shareholders by providing equity participation to our named executive officers; and

•	The vesting period incorporated into stock-based compensation fosters a longer-term perspective necessary for executive retention, stability and continuity.

Historically, we have used stock options as the equity compensation vehicle. In mid-2007, we began using grants of restricted common shares to employees as long-term compensation rather than stock options. This change occurred in response to the Committee’s judgment that to retain and attract qualified employees we needed a more definable deferred monetary incentive than was being provided by stock option grants. Currently, restricted common shares are granted to new hires at the time of employment and to all others, including our named executive officers, in the first half of the year, as determined by the Committee. The Committee adheres to the company policy of only granting stock-based compensation grants during open trading windows. The 2008 grants of restricted common shares vest in one-third increments on the second, third and fourth anniversaries of the grant. This vesting schedule was based on the CEO’s belief that a vesting schedule that delayed the initial vesting of shares until the second anniversary of the grant provides more incentive for retention of employees than might be provided by a shorter initial vesting period.

In May 2008, Messrs. Porter and Gerlich received a restricted common share grant of 225,000 shares and 150,000 shares, respectively. The restricted common shares granted to Messrs. Porter and Gerlich were part of a larger annual grant of restricted common shares to employees designed to retain employees and provide additional employee incentives. The Committee determined the size of the award by granting a number of shares that when multiplied by the closing price of $1.91 per common share on the day prior to the grant would result in an amount approximately equal to each named executive officer’s annual base salary.

Generally, Mr. Porter’s and Mr. Gerlich’s long term stock-based compensation awards have placed materially below the 50th percentile of our peer group companies’ long term stock-based compensation, which target base pay percentages of 180% and 160%, respectively, for similar executives.

All Other Compensation. The named executive officers are eligible to participate on a non-discriminatory basis in the same comprehensive benefits as are offered to all full-time employees. These benefits are provided so as to assure that we are able to maintain a competitive position in terms of attracting and retaining executive officers and other employees. Additionally, Mr. Porter’s employment agreement provides that we will pay or reimburse him up to $25,000 for his membership dues in clubs and/or organizations as are reasonable and customary for a senior executive officer and will reimburse him for the cost of a yearly executive physical examination and all required or recommended medical testing in connection with that yearly examination. During 2008, we paid or reimbursed Mr. Porter a total of $36,576. See Note 3 to “Summary Compensation Table” for details of payment of perquisites to Mr. Porter in 2008. Messrs. Gerlich and Petit received no payments in the form of other compensation. The Committee reviews all perquisites and personal benefits available to the named executive officers at least annually.

Tax Deductions for Compensation

In conducting our executive compensation programs, the Committee considers the effects of Section 162(m) of the Internal Revenue Code (“Section 162(m)”), which denies publicly held companies a tax deduction for annual compensation in excess of $1.0 million paid to their chief executive officer or any of their four other most highly compensated corporate officers, other than the chief financial officer, who are employed on the last day of a given year, unless their compensation is based on performance criteria that are established by a compensation committee which is made up of outside directors and approved, as to their material terms, by our shareholders. While the Committee generally considers structuring and administering executive compensation plans and arrangements so that they will not be subject to the deduction limit under Section 162(m), the Committee may in the future approve payments that cannot be deducted in order to maintain flexibility in structuring appropriate compensation programs it feels to be appropriate.

Post Termination or Compensation and Benefits

On March 23, 2007, our Board of Directors approved a change of control severance plan, as amended February 15, 2008 (the “Severance Plan”), covering all employees, including the named executive officers. The purpose of the severance plan is to promote stability and continuity of management and employees in the event a change of control transaction should occur (as defined below). Pursuant to the terms of our Severance Plan, our named executive officers are entitled to receive certain post-termination compensation and benefits upon the occurrence of certain events. In order for the named executive officers to receive payments under the Severance Plan, the named executive officers would have to be terminated within two years of a change of control. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” and “Potential Payments upon Termination or Change of Control” below.

Hedging Prohibitions

Our insider trading policy prohibits our named executive officers from engaging in any speculative transactions involving our common shares including buying or selling puts or calls, short sales or purchases of securities on margin or otherwise hedging the risk of ownership of our stock. Any such activity would require the approval and authorization of either the CEO or the Chairman of the Audit Committee (in the case of a transaction involving our CEO).

Remuneration Committee Report

Board of Directors of Gastar Exploration Ltd.

The Remuneration Committee has reviewed and discussed the Compensation Discussion and Analysis with management and based on the review and discussions referred to above, the Remuneration Committee recommends to the Board of Directors that the Compensation Discussion and Analysis be included in the this proxy statement on Schedule 14A.

GASTAR EXPLORATION LTD. REMUNERATION COMMITTEE

/s/ ABBY F. BADWI
Abby F. Badwi, Chairman

/s/ ROBERT D. PENNER
Robert D. Penner

/s/ JOHN M. SELSER SR.
John M. Selser Sr.

The above Report of the Remuneration Committee of the Board of Directors does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act or the Securities Exchange Act, except to the extent we specifically incorporates this proxy statement by reference therein.

Summary Compensation and Awards

The following table and discussion below sets forth information about the compensation awarded to, earned by or paid to our named executive officers during the years ended December 31, 2008, 2007 and 2006.

Summary Compensation Table for 2008

Name and Principal Position	Year	Salary (1)	Stock Awards (2)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total
J. Russell Porter	2008	$525,286	$268,339	$233,738	$345,000	$36,576	$1,408,939
Chairman, President and Chief Executive Officer	2007	$450,000	$89,152	$770,030	$337,500	$64,138	$1,719,820
	2006	$450,000	$—	$944,655	$225,000	$87,092	$1,715,547

Michael A. Gerlich	2008	$301,827	$168,996	$188,569	$157,000	$—	$816,392
Vice President and Chief Financial Officer	2007	$275,000	$54,482	$441,507	$145,000	$—	$915,989
	2006	$275,000	$—	$583,221	$96,000	$—	$954,221

Jeffery C. Pettit (5)	2008	$259,148	$124,739	$—	$—	$—	$442,548
Vice President and Chief Operating Officer	2007	$104,865	$22,558	$—	$40,000	$—	$167,423

(1)	The 2008 salary amounts for Messrs. Porter, Gerlich and Pettit include $75,286, $8,077 and $13,975, respectively, which they received as a buyout of carry-forward unused vacation days. The vacation buyout was a one-time election.
(2)	The dollar values of stock awards and option awards provided in these columns are equal to the compensation cost recognized during the years ended December 31, 2008, 2007 and 2006 for financial statement purposes in accordance with SFAS 123R, prior to a deduction for estimated forfeitures related to service-based vesting conditions. See Note 7, Equity Compensation Plans, to the Company’s consolidated financial statements for the year ended December 31, 2008 contained in our 2008 Annual Report on Form 10-K for information on the Company’s equity compensation plans, including a discussion of assumptions used in valuing and expensing awards.
(3)	Messrs. Porter and Gerlich received their 2008 cash bonus in restricted common shares of the Company, the number of which was determined by multiplying the dollar value of the award by the closing price of $0.52 common share on the day prior to the grant. The common shares vested upon issuance.
(4)	The breakdown of All Other Compensation and explanatory notes are as follows:

Name	Year	Houston Apartment Rental Cost (a)	Houston Automobile Rental Cost (b)	Miami Office Rental Cost (c)	Airfare (d)	Club Membership and Dues	Executive Health Exam	Total
J. Russell Porter	2008	18,026	852	—	13,038	4,660	—	36,576
	2007	16,610	13,569	10,800	18,821	4,338	—	64,138
	2006	19,962	13,274	41,264	7,727	4,055	810	87,092

(a)	Represents the rental and related utility costs for an apartment in Houston, Texas for our CEO.
(b)	Represents the costs related to the use of a rental car for our CEO while he was in Houston.
(c)	Represents the rental and related utility costs for an office in Miami, Florida, our CEO’s city of residence.
(d)	Represents the costs of airfare between Houston and Miami, Florida.

(5)	Mr. Pettit commenced his employment with us on August 21, 2007. He subsequently resigned effective November 10, 2008. He was received no stock grants during his employment. The restricted common share grants he received in 2007 and 2008, none of which had vested, were forfeited as of the date of his resignation.

The following table shows certain information about the number of restricted common shares granted to our named executive officers during the year ended December 31, 2008. There were no stock option grants to named executive officers in 2008.

Grants of Plan-Based Awards Table

For the Year Ended December 31, 2008

Name	Grant Date	Estimated Future Payout under Non-Equity Incentive Plan Awards (1)			Grant Date All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Options Awards (2)
		Threshold	Target	Maximum
J. Russell Porter (3)	05/16/08	$0	$225,000	$450,000	225,000	$429,750

Michael A. Gerlich (3)	05/16/08	$0	$105,000	$300,000	150,000	$286,500

Jeffrey C. Pettit	05/16/08	$0	$71,250	$142,500	142,500	$272,175

(1)	Messrs. Porter and Gerlich received their 2008 cash bonus in restricted common shares of the Company, the number of which was determined by multiplying the dollar value of the award by the closing price of $0.52 per common share on the day prior to the grant.
(2)	Based on the closing price of $1.91 per common share on the day prior to the date of grant multiplied by the number of common shares granted.
(3)	The restricted common shares granted to Messrs. Porter and Gerlich on May 16, 2008 vest 33.3% on each of May 16, 2010, 2011 and 2012.
(4)	All restricted common shares granted to Mr. Pettit were forfeited upon his resignation on November 10, 2008.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

The following is a narrative of our various compensation plans and the general terms of each:

2002 Stock Option Plan. Our 2002 Stock Option Plan was approved and ratified by our shareholders in July 2002. It authorizes the Board of Directors to issue stock options to directors, officers, employees and consultants of the Company and its subsidiaries to purchase a maximum of 25.0 million common shares. Stock option grant expirations vary between five and ten years. The vesting schedule has varied from two years to four years but generally has occurred over a four-year period at 25% per year beginning on the first anniversary date of the grant. Stock options issued pursuant to our 2002 Stock Option Plan have an exercise price determined by the Board of Directors, but that exercise price cannot be less than the market price on the date immediately prior to the date of grant as reported by any stock exchange on which our common shares are listed. If a stock option granted under our 2002 Stock Option Plan expires or terminates for any reason in accordance with the terms of our Stock Option Plan, the unpurchased common shares subject to that stock option become available for other stock option grants.

In April 2004, the Board of Directors amended the provisions of our 2002 Stock Option Plan to specifically incorporate a provision to provide for stock options to be exercised on a cashless basis, whereby we issue to the optionee the number of common shares equal to the stock option exercised, less the number of common shares which when multiplied by the market price at the date of exercise equals the aggregate exercise price for all of the common shares exercised. As of December 31, 2008, stock option grants covering the issuance of 9,648,750 common shares were outstanding under the 2002 Stock Option Plan.

2006 Gastar Long-Term Stock Incentive Plan. On June 1, 2006, our shareholders approved the 2006 Gastar Long-Term Stock Incentive Plan. The 2006 Gastar Long-Term Stock Incentive Plan authorizes our Board of Directors to issue stock options, stock appreciation rights, bonus stock awards and any other type of award established by the Committee, which is consistent with the Plan’s purposes to our directors, officers and employees and our subsidiaries covering a maximum of 5.0 million common shares. The contractual life and vesting period for a grant will be determined by the Board of Directors at the time the grant is awarded. The vesting period for restricted common stock grants during 2008 was over four years, with one-third vesting on the second, third and fourth anniversaries of the date of grant. As of December 31, 2008, grants covering the issuance of 2,533,898 restricted common shares were outstanding under the 2006 Gastar Long-Term Stock Incentive Plan. If restricted common shares granted under our 2006 Long-Term Stock Incentive Plan terminate for any reason in accordance with the terms of the 2006 Long-Term Stock Incentive Plan, the unvested common shares subject to that grant become available for other restricted common share grants.

All stock option grants incorporate the following features:

•	Existing grants have a term of five or 10 years;

•	The market value of grants is not less than the closing market price on the date immediately prior to the date of grant;

•	Grants do not include “reload” provisions;

•	Repricing of options is prohibited, unless approved by the shareholders; and

•	Stock options vest over a period of time that is determined by the Board of Directors.

All grants of restricted common shares incorporate the following features:

•	Existing grants have a term of four years;

•	The market value of the grant is the closing market price on the date immediately prior to the date of grant; and

•	Restricted common shares vest over a period of time that is determined by the Board of Directors, currently one-third on each of the second, third and fourth anniversaries of the grant.

In 2006 and a portion of 2007, stock options were granted to new hires at the time of employment and to all other employees, including our named executive officers, around the time of our annual meeting of shareholders. The Board of Directors has discretionary authority to determine granting and vesting periods of stock options. Typically, vesting periods have been over a four-year period with 25% vesting on the first, second, third and fourth anniversary dates. Certain stock options granted in 2006 to our CEO and certain technical managers vest over two years. Other stock options granted on the same date to the CFO and other employees vest over three years. The stock option awards having shorter vesting periods were granted to provide additional shorter term incentive to our named executive officers, certain technical and other employees. There were no stock option grants during 2008.

Pursuant to our stock-based incentive plans, the Board of Directors has designated the Remuneration Committee to administer the granting of stock options, restricted common stock grants and other forms of stock-based compensation. Grants are determined by the Committee, based on the recommendations of our CEO, except in the case of grants awarded to the CEO. In determining a grant to named executive officers, the Committee has taken into account the named executive officer’s position, the scope of his responsibilities, his ability to affect profits and shareholder value and the individual’s past and current individual performance and corporate performance.

Employee Severance Plan. A change of control is defined in the severance plan to mean (1) the consummation of a merger, consolidation, reorganization or other transaction whereby our shareholders retain less than 50% control, directly or indirectly, of us or the surviving company, (2) our incumbent directors cease to constitute a majority of the Board of Directors or (3) a sale or other disposition of all or substantially all of our assets. The Severance Plan does not change the specific, non-change of control severance payments in place under the existing employment agreements with our named executive officers but does provide change of control severance benefits to the named executive officers only if they are greater than the severance benefits provided under the employment agreement. The Severance Plan does not allow for any duplication of severance benefits.

For the named executive officers, the Severance Plan provides that if a named executive officer’s employment is terminated within two years following a change of control for any reason other than (i) death, (ii) disability, (iii) by us for “cause” or (iv) by the named executive officer for other than a “good reason,” the named executive officer will receive a lump-sum payment equal to a multiple that is equal to the applicable severance period, as set forth in the Severance Plan, times the sum of (1) his annual salary and (2) annual target bonus.

The following summarizes the severance periods and target bonus percentages for the named executive officers set forth in the Severance Plan:

	Severance Period In Years	Target Bonus Percentage
Chief Executive Officer	3.00	50%
Chief Financial Officer	2.50	35%

Additionally, during the applicable severance period, named executive officers would receive reimbursement for the cost of COBRA continuation health care coverage, less the amount charged at the time of termination to the employee for medical coverage.

If the named executive officer receives a payment or benefit that is subject to the “golden parachute” excise tax, the named executive officer will receive an additional payment under the severance plan to make him or her “whole” for that excise tax and any taxes on the additional parachute tax gross-up payment.

If the individual’s employment is terminated within six months prior to a change of control and it is reasonably shown to have been in connection with the change of control, then the change of control will be treated with respect to that employee as having occurred prior to his or her termination.

Employment Agreements. We entered into employment agreements with J. Russell Porter, our President and CEO, and Michael A. Gerlich, our CFO, effective February 24, 2005, each as amended July 25, 2008, and May 17, 2005, respectively. The agreements with Messrs. Porter and Gerlich set forth, among other things, annual compensation, and adjustments thereto, minimum bonus payments, fringe benefits, termination and severance provisions. The agreements renew annually; however, they may be terminated at any time with or without cause. We entered into a letter agreement with our COO on August 21, 2007. The letter agreement set forth, among other things, our COO’s initial base salary, a guaranteed 2007 bonus, fringe benefits, such as vacation and medical insurance coverage, and severance provisions for his at will employment, which could be terminated at any time by us or our COO with or without cause. Our COO resigned effective November 10, 2008.

Mr. Porter’s employment agreement provides that he is entitled to an annual bonus in an amount that may take the form of cash compensation, the award of stock or stock options, royalty rights or otherwise and that he shall receive an annual cash bonus equal to at least 20% of his annual base salary. The employment agreement further provides that the bonuses shall reflect not only the results of our operations and business, but his contribution as President and CEO.

Mr. Gerlich’s employment agreement provides that the Committee may on a yearly basis, or more frequently, award Mr. Gerlich a discretionary bonus or bonuses based not only on the positive results of our operations and business, but Mr. Gerlich’s contribution as CFO. Such bonuses may take the form of cash compensation, the award of stock or stock options, royalty rights or otherwise.

Salary and Cash Bonus in Proportion to Total Compensation

The following table sets forth the percentage of each named executive officer’s total compensation that we paid in the form of base salary and cash bonus for the year 2008.

Base Salary as a Percentage of Total Compensation
J. Russell Porter	37%
Michael A. Gerlich	37%
Jeffery C. Pettit	59%

Outstanding Equity Awards at Fiscal Year-End for 2008

The following table sets forth information about outstanding equity awards held by our named executive officers at fiscal year-end 2008:

	Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price (1)	Option Expiration Date	Number of Shares of Restricted Stock That Have Not Vested	Market Value of Shares of Restricted Stock That Have Not Vested (2)
J. Russell Porter (3)	08/04/04	1,000,000	—	$2.79	08/04/09	—	—
	04/05/06	75,000	75,000	$3.93	04/05/16	—	—
	07/14/06	1,000,000	—	$2.32	07/14/16	—	—
	07/03/07	—	—	—	—	225,000	$74,250
	05/16/08	—	—	—	—	225,000	$74,250

Michael A. Gerlich (4)	06/24/05	187,500	62,500	$2.86	06/24/10	—	—
	01/16/06	125,000	125,000	$4.10	01/16/16	—	—
	04/05/06	50,000	50,000	$3.93	04/05/16	—	—
	07/14/06	200,000	100,000	$2.32	07/14/16	—	—
	07/03/07	—	—	—	—	137,500	$45,373
	05/16/08	—	—	—	—	150,000	$49,500

Jeffrey C. Pettit (5)	—	—	—	—	—	—	—

(1)	Under the terms of the grant agreements, the exercise price of the certain of the options awards is denominated in Canadian dollars. The exercise prices for those option awards have been presented in U.S. Dollars using the 12/31/08 exchange.
(2)	The closing price of our common shares on December 31, 2008 was $0.33.
(3)	The 75,000 unexercised stock options granted to Mr. Porter on 04/05/06 vest 50.0% on 04/05/09 and 04/05/10. The 225,000 restricted common shares granted to Mr. Porter on date 07/03/07 vest 33.3% on 07/03/09, 07/03/10 and 07/03/11. The 225,000 restricted common shares granted to Mr. Porter on 05/16/08 vest 33.3% on 05/16/10, 05/16/11 and 05/16/12.
(4)	The 62,500 unexercised stock options granted to Mr. Gerlich on 06/24/05 vest on 06/24/09. The 125,000 unexercised stock options granted to Mr. Gerlich on 01/16/06 vested 50.0% on 01/16/09 and 01/16/10. The 50,000 unexercised stock options granted to Mr. Gerlich on 04/05/06 vest 50.0% on 04/05/09 and 04/05/10. The 100,000 unexercised stock options granted to Mr. Gerlich on 7/14/06 vest 07/14/09. The 137,500 restricted common shares granted to Mr. Gerlich on 07/03/07 vest 33.3% on 07/03/09, 07/03/10 and 07/03/11. The 137,500 restricted common shares granted to Mr. Gerlich on 05/16/08 vest 33.3% on 05/16/10, 05/16/11 and 05/16/12.
(5)	All of Mr. Pettit’s restricted common share grants were forfeited effective November 10, 2008, the date of his resignation.

Option Exercises and Stock Vested for 2008

During the year ended December 31, 2008, our named executive officers had no restricted common shares vest and exercised no stock options.

Potential Payments Upon Termination or Change of Control

The table below discloses the amount of compensation and/or other benefits due to the named executive officers in the event of their termination of employment, including, but not limited to, in connection with a change in control. No amounts are shown for Mr. Pettit, who was a named executive officer during 2008, as he resigned effective November 11, 2008. Upon resignation, he was paid his salary to the date of his resignation and accrued vacation pay of $10,550. Mr. Pettit’s employment agreement contained a confidentiality provision that will be applicable following his resignation in November 2008. Pursuant to the confidentiality provision, he agreed to hold in confidence and not disclose any confidential and proprietary information about our business.

The amounts shown for Messrs. Porter and Gerlich below assume that such termination was effective as of December 31, 2008, and thus include amounts earned through such date and are estimates of the amounts that would be paid to the named executive officers upon their respective termination. The actual amounts to be paid out can only be determined at the time the executive is terminated.

Named Executive Officer and Post Termination Benefits	Termination for Other than Reasonable Cause (1)	Constructive Termination and Termination in Connection with Change of Control (2)	Termination for Reasonable Cause (3)	Death (1)(4)	Disability (1)(4)
J. Russell Porter:
Salary	$2,025,000	$2,025,000	$—	$2,025,000	$2,025,000
Accrued vacation	4,760	4,760	4,760	4,760	4,760
Paid health and medical	30,384	30,384	—	30,384	30,384
Parachute taxgross-up payment (5)	—	692,935	—	—	—
Equity compensation (6)	—	148,500	—	—	—

Total	$2,060,144	$2,901,579	$4,760	$2,060,144	$2,060,144

Michael A. Gerlich:
Salary	$1,012,500	$1,012,500	$—	$1,012,500	$1,012,500
Accrued vacation	15,144	15,144	15,144	15,144	15,144
Paid health and medical	30,384	30,384	—	30,384	30,384
Parachute tax gross-up payment (5)	—	318,763	—	—	—
Equity compensation (6)	—	94,875	—	—	—

Total	$1,058,028	$1,471,666	$15,144	$1,058,028	$1,058,028

(1)

Per Mr. Porter’s employment agreement, if he is involuntarily terminated for any reason other than for Reasonable Cause (as defined below) and if proper notice is received, Mr. Porter will be entitled to a lump sum severance payment equal to the product of 4.5 multiplied by the highest annual base salary in effect at any time during the one year period preceding his termination. At December 31, 2008, Mr. Porter’s severance was calculated by multiplying $450,000 by 4.5. If Mr. Porter is considered a “specified employee” under Section 409A of the Code at the time of his termination, this payment will be delayed for a period of six months if necessary to avoid the additional tax under Section 409A of the Code. If Mr. Porter timely elects COBRA continuation coverage, he and his family will be entitled to continuation of health insurance at our expense, subject to the limitations imposed by law and our insurance plan, which is currently 18 months (the “COBRA Continuation Period”). As of December 31, 2008, the cost for health and medical coverage for Mr. Porter and his family was $1,688 per month. If Mr. Porter dies during the COBRA Continuation Period, his family will be entitled to continuation of health insurance at our expense, subject to the limitations imposed by law and our insurance plan. At December 31, 2008, the maximum cost over the 18-month period would be $19,566 at $1,087 per month. Mr. Porter currently is entitled to 20 working days of vacation per year. He would receive a lump-sum cash payment of his unused vacation time of up to 10 days that are not used during each year employed. As of December 31, 2008, Mr. Porter had available 2.75 days of available accrued but unused vacation pay. In addition, effective on Mr. Porter’s termination for any reason other than Mr. Porter elects to terminate his own employment, the unvested portion of all stock options held by Mr. Porter will immediately vest and be exercisable for a period of 90 days. All other terms and conditions of his stock options will remain unchanged, including provision that all stock options will terminate 90 days after Mr. Porter’s termination. As of December 31, 2008, Mr. Porter had 75,500 unvested stock options, but the exercise prices of all of Mr. Porter’s unvested stock options were greater than the market price of our common shares and thus no amounts have been included in the table above for accelerated vesting of stock options. Additionally, on December 31, 2008, he had 450,000 unvested restricted common shares but all unvested restricted common shares would be canceled upon his termination.

Per Mr. Gerlich’s employment agreement, if he is involuntarily terminated for any reason other than for Reasonable Cause (as defined below), he will be entitled to a lump sum severance payment equal to the product of 2.5 and the sum of (1) his highest annual base salary in effect at any time during the one year period preceding his termination (at December 31, 2008, this amount was $300,000) and (2) his target bonus amount of 35% of his base salary ($105,000). If Mr. Gerlich is considered a “specified employee” under Section 409A of the Code at the time of his termination, this payment will be delayed for a period of six months if necessary to avoid the additional tax under Section 409A of the Code. If Mr. Gerlich timely elects COBRA continuation coverage, he and his family will be entitled to continuation of health insurance at our expense, the “COBRA Continuation Period”. As of December 31, 2008, the cost for health and medical coverage for Mr. Gerlich and his family was $1,688 per month. If Mr. Gerlich dies during the COBRA Continuation Period, his family will be entitled to continuation of health insurance at our expense, subject to the limitations imposed by law and our insurance plan. At December 31, 2008, the maximum cost over the 18-month period would be $19,566 at $1,087 per month. In addition, Mr. Gerlich will receive a lump-sum cash payment of his unused vacation time of up to 10 days per each year employed, up to a maximum of 15 days. As of December 31, 2008, Mr. Gerlich had 13.1 days of available accrued but unused vacation pay. Per Mr. Gerlich’s stock option agreements, he will have 90 days after termination to exercise all vested options. As of December 31, 2008, Mr. Gerlich had 337,500 unvested stock options, but the exercise prices of all of Mr. Gerlich’s stock options were greater than the market price of our common shares and thus no amounts have been included in the table above. Additionally, on December 31, 2008, he had 287,500 unvested restricted common shares, but all such unvested restricted common shares would be canceled upon his termination.

(2)

The Severance Plan provides that if there is a change of control, covered employees, including named executive officers, will receive a lump-sum cash payment equal to the applicable severance period times the sum of the covered employee’s annual pay and target bonus, contingent on the employee executing a full release and settlement agreement. Mr. Porter’s severance period is 3 years, and his annual salary and 50% target bonus at December 31, 2008 were $450,000 and $225,000, respectively. Mr. Gerlich’s severance period is 2.5 years, and his annual salary and 35% target bonus at December 31, 2008 were $300,000 and $105,000, respectively. The Employee Severance Plan provides that if there is a change of control, covered employees, including named executive officers, will be eligible to receive reimbursement of COBRA costs. Other termination or severance compensation is determined by the individual named executive officer’s employment agreement. The employment agreements we have with both Messrs. Porter and Gerlich provide that the amounts received as severance under their employment agreements will offset any benefits provided by the Severance Plan; because each of the executives would receive the same amount of severance under their employment agreements as under the Severance Plan as of December 31, 2008 the only additional benefit provided under the Severance Plan is the gross-up payment for taxes.
(3)	Per their respective employment agreements, we are not obligated to pay any amounts to Messrs. Mr. Porter or Gerlich other than accrued and unused vacation days and their pro-rata base salary through the date of his termination of employment, as a result of a termination for Reasonable Cause (as defined below).
(4)	Per their respective employment agreements, if Messrs. Porter’s or Gerlich’s employment terminates due to death, his eligible beneficiary will be entitled to receive his severance payment as described in Footnote 1 above. If Messrs. Porter’s or Gerlich’s employment terminates due to Death or to Disability (as defined below), he shall be entitled to receive a severance payment in the form and amount as determined in Footnote 1 above.
(5)	Our Employee Severance Plan provides that if the named executive officer receives a payment or benefit that is subject to the “golden parachute” excise tax, the named executive officers will receive an additional payment under the severance plan to make him or her “whole” for that excise tax and any taxes on the additional parachute tax gross-up payment (the “gross-up payment”). To determine Mr. Porter’s amount of the gross-up payment, Mr. Porter’s “base amount” was calculated using the five-year average of his compensation for the years 2003-2007. In the case of Mr. Gerlich, the amount is calculated using the three-year average of his W-2 earnings for 2006 and 2007, and his annualized salary plus paid bonus for 2005, as his employment with us commenced in mid-2005. The payments received in connection with the change of control in excess of a named executive officer’s “base amount” is considered an “excess parachute payment” as provided by Section 280G of the Code. If the total of all “parachute payments” is equal to or greater than three times the base amount, the amount of the excess parachute payment will be subject to the excise tax. In making the calculation, the following assumptions were used: (a) the change of control occurred on December 31, 2008, (b) the closing price of our stock was $0.33 on such date, (c) the excise tax rate under Section 4999 of the Code is 20%, the federal income tax rate is 35%, the Medicare rate is 1.45%, the adjustment to reflect the phase-out of itemized deductions is 1.05%, and there is no state or local income taxes, (d) no amounts will be discounted as attributable to reasonable compensation, (e) all cash severance payments are contingent upon a change of control, (f) the presumption required under applicable regulations that the equity awards granted were contingent upon a change of control could be rebutted.
(6)	The Severance Plan provides that if there is a transaction that results in a change of control and the surviving entity does not assume or convert the awards, then such awards will immediately vest. For the purpose of this disclosure, we have assumed the surviving entity does not assume or convert the awards. The amount shown is the product of the number of restricted shares held by the named executive officer times the closing price of our common shares on December 31, 2008, or $0.33 per common share.

The employment agreements of Messrs. Porter and Gerlich generally use the following terms:

“Reasonable Cause” means any of the following (a) an act or omission that amounts to dishonesty, disloyalty, fraud, deceit, gross negligence, willful misconduct or recklessness, including the willful violation of any of our policies or procedures; (b) a felony conviction; (c) a breach of any material term of the employment agreement; (d) the refusal to perform any services that the named executive officer is required to perform under the employment agreement; or (e) with respect to Mr. Porter’s agreement only, an act that is determined by the vote of two-thirds of the shareholders to constitute “Reasonable Cause” or to be detrimental to our best interests.

“Disability” means the inability to perform the functions essential to the named executive officer’s position with or without accommodation during a continuous 12 month period, due to physical or mental illness of the named executive officer. The date of disability is the last day of the 12 month period. Successive periods of illness or injury that are due to the same or related causes are considered one period of disability unless the named executive officer returns to work full-time for three successive months. Except that Mr. Pettit’s employment agreement defines “disability” as the inability to perform all duties of his job for more than ninety days.

Under Mr. Gerlich’s employment agreement, a “change of control” occurs as a result of a sale of all or substantially all of our assets, purchase of over 50% of our stock, or through merger, consolidation, corporate restructuring or otherwise.

The Severance Plan generally uses the following terms:

“Change of Control” means (1) the consummation of a merger, consolidation, reorganization or other transaction whereby our shareholders retain less than 50% control, directly or indirectly, of us or the surviving company, (2) our incumbent directors cease to constitute a majority of the Board of Directors or (3) a sale or other disposition of all or substantially all of our assets.

“Involuntary Termination” means any termination of employment that occurs within two years following a Change of Control and which (1) is by us other than for cause (but excluding a termination due to the employee’s failure to accept comparable employment), or (2) is by the employee for Good Reason. An “Involuntary Termination” does not include: (a) a termination of the employee by us for cause, (b) a termination of the employee due to his death or disability, (c) a voluntary resignation by the employee other than for Good Reason, or (d) any termination of the employee by the employer as a result of the employee declining to accept an offer of comparable employment with a successor employer.

“Good Reason” means the occurrence of any of the following events after a Change of Control: (1) relocating the covered employee’s place of employment without his consent to a place that would constitute a material change in his place of employment 2) reducing the covered employee’s annual base salary or (3) a substantial reduction in the covered employee’s position or responsibilities. In certain circumstances, the occurrence of one of these events within six months prior to the Change of Control may be Good Reason.

The Severance Plan provides that if any payment made, or benefit provided, to or on behalf of a covered employee pursuant to the plan or otherwise (“Payments”) results in a covered employee being subject to the excise tax imposed by Section 4999 of the Code (or any successor or similar provision) (“Excise Tax”), we shall, as soon as administratively practicable, pay such covered employee an additional amount in cash (the “Additional Payment”) such that after payment by the covered employee of all taxes, including, without limitation, any taxes imposed on the Additional Payment, such Covered Employee retains an amount of the Additional Payment equal to the Excise Tax imposed on the Payments. Such determinations shall be made by our independent certified public accounting firm.

Mr. Porter’s employment agreement contains a confidentiality provision applicable both during the term of his employment and following his termination of employment. Pursuant to the confidentiality provision, Mr. Porter agrees to hold in confidence and not disclose any confidential information about our business, except as required in the ordinary course of performing his employment duties with us. A breach of this confidentiality provision could result in a Reasonable Cause termination. Mr. Porter’s employment agreement further provides that, for a period of two years after his termination of employment with us for a reason other than Reasonable Cause, (six months if terminated for Reasonable Cause). Mr. Porter shall not compete with us directly or indirectly.

Mr. Gerlich’s employment agreement provides that, unless specifically pre-approved by the CEO in writing, which approval may not be unreasonably withheld, Mr. Gerlich will not directly compete (as defined in the employment agreement) with us for a period of two years following his termination of employment.

DIRECTOR COMPENSATION

Prior to July 1, 2008, non-employee directors received the following fees:

•	$7,500 for each board meeting attended in person;

•	$1,500 per board meeting attended telephonically; and

•	$500 per Committee meeting attended in person.

Effective July 1, 2008, non-employee directors received the following fees:

•	$2,000 per month, paid semi-annually;

•	An aggregate of $6,000 per year for lead director or audit committee chairman; and

•	$1,000 for each meeting of the Board of Directors attended in person.

We also grant to our non-employee directors stock options and restricted common shares under our two stock-based compensation plans in addition to their specified cash compensation to be paid as directors. These grants are, in part, to compensate our directors for the strict regulatory role in which they have to operate and to provide them with incentives to remain as a director by offering them a long-term stake in our potential future value. During the year ended December 31, 2008, Messrs. Badwi, Penner and Selser were each granted 100,000 restricted common shares. The grants vest over a four-year period (one-third on each of the second, third and fourth anniversaries of the grant). There were no stock options granted to Messrs. Badwi, Penner and Selser during the year ended December 31, 2008.

The following table shows certain information about non-employee director compensation for the year ended December 31, 2008:

Director Compensation for 2008

	Fees Earned or Paid in Cash	Option Awards (1)(2)	Common Shares (1)(3)(4)	Total
Abby F. Badwi	$34,500	$185,192	$40,089	$259,781
Robert D. Penner	$32,000	$89,040	$40,089	$161,129
John M. Selser Sr.	$36,500	$116,966	$40,089	$193,555

(1)	The amounts shown in these columns represents the stock-based compensation expense recorded in 2008 (prior to a 6.0% deduction for estimated forfeitures) for stock option and restricted common shares grants held by non-employee directors during the year. As of December 31, 2008, the aggregate number of stock options outstanding for each of Messrs. Badwi, Penner, and Selser was 950,000, 200,000 and 300,000 stock options to purchase common shares, respectively. As of December 31, 2008, Messrs. Badwi, Penner and Selser each held 100,000 restricted common shares subject to vesting.
(2)	The fair values of stock option awards were determined in accordance with SFAS 123R by using the Black-Scholes-Merton valuation model as of the date of grant and represent amounts recognized during 2008 for financial reporting purposes under SFAS 123R. See Note 7 – Equity Compensation Plans – Determining Fair Value under SFAS 123R to our consolidated financial statements for the year ended December 31, 2008 contained in our 2008 Annual Report on Form 10-K for a discussion of assumptions made in the valuation of option awards.
(3)	The fair values of restricted stock awards were determined in accordance with SFAS 123R and represent amounts recognized during 2008 for financial reporting purposes under SFAS 123R. See Note 7 – Equity Compensation Plans – Determining Fair Value under SFAS 123R to our consolidated financial statements for the year ended December 31, 2008 contained in our 2008 Annual Report on Form 10-K for a discussion of assumptions made in the valuation of restricted stock awards.

(4)	During 2008, Messrs. Badwi, Penner and Selser were each granted 100,000 restricted common shares. The fair value of restricted common shares is the closing price of the shares the day immediately preceding the date of grant. Total grant date fair value attributable to the restricted common share grants granted to each of Messrs. Badwi, Penner and Selser during 2008 as of the date of grant was $191,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information about the beneficial ownership of common shares by:

•	Each of our directors;

•	Named executive officers listed in the Summary Compensation Table set forth under the caption “Executive Compensation” above;

•	All of our named executive officers and directors as a group; and

•	Each person known to us to be the beneficial owner of more than 5% of our outstanding common shares.

The table below is based upon information supplied by officers, directors, certain named individuals, principal shareholders and from documents filed with the SEC. Applicable percentages are based on 211,332,963 common shares outstanding on April 15, 2009. To the knowledge of our directors and executive officers, as of April 15, 2009, no person, firm or corporation own, directly or indirectly, or exercise control or direction over voting securities carrying more than 5% of the voting rights attached to any class of our voting securities, except as indicated in the below. Unless otherwise indicated and subject to community property laws where applicable, management believes that all persons named in the following table have sole voting and investment power over all common shares reported as beneficially owned by them.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent Common Shares Outstanding
Our greater than 5% shareholders:

Chesapeake Energy Corporation	33,908,836	16.0%
6100 North Western Avenue, Oklahoma City, OK 73118

Palo Alto Investors, LLC.	31,006,812	14.7%
470 University Avenue, Palo Alto, CA 94301

Our non-employee directors: (1)
Abby F. Badwi (2)	670,833	*
Robert D. Penner (3)	50,000	*
John M. Selser Sr. (4)	125,000	*

Our named executive officers: (1)
J. Russell Porter, Chairman, President, Chief Executive Officer and Chief Operating Officer (5)	3,790,476	1.8%
Michael A. Gerlich, Vice President and Chief Financial Officer (6)	902,064	*

Directors and named executive officers, as a group (5 persons)	5,538,373	2.6%

*	Less than 1%.
(1)	The contact address for our directors and named executive officers is 1331 Lamar Street, Suite 1080, Houston, Texas 77010.

(2)	Consists of 670,833 common shares underlying stock options that currently are vested or will vest or be exercisable within 60 days of May 1, 2009 regardless of price.
(3)	Consists of 50,000 common shares underlying stock options that currently are vested or will vest or be exercisable within 60 days of April 15, 2009 regardless of price.
(4)	Consists of 125,000 common shares underlying stock options that currently are vested or will vest or be exercisable within 60 days of April 15, 2009 regardless of price.
(5)	Consists of 1,677,976 common shares owned directly and 2,112,500 common shares underlying stock options that currently are vested or will vest or be exercisable within 60 days of April 15, 2009 regardless of price.
(6)	Consists of 252,064 common shares owned directly and 650,000 common shares underlying stock options that currently are vested or will vest or be exercisable within 60 days of April 15, 2009 regardless of price.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Chesapeake Energy Corporation

On November 4, 2005, we completed an integrated transaction with Chesapeake Energy Corporation (“Chesapeake”) whereby Chesapeake acquired 27,151,641 of our newly issued common shares equal to 19.9% of the then outstanding common shares, acquired a 33.3% working interest in our Bossier play in the Hilltop area of East Texas and formed an area of mutual interest to explore jointly in 13 counties in East Texas. As part of this transaction, Chesapeake paid an additional $7.8 million, before fees and expenses, to reimburse us for Chesapeake’s pro rata share of leasehold interests acquired and to pay a disproportionate amount of future drilling costs in exchange for an undivided 33.3% of our leasehold working interests in the deep Bossier Hilltop prospect, less and except 160 acres surrounding each existing well bore. Chesapeake agreed to pay 44.44% of the drilling costs through casing point in the first six wells drilled by the parties in the Hilltop prospect to a depth sufficient to test the deep Bossier formation (an approximate depth of 19,000 feet) in order to earn its 33.33% leasehold working interest. The leasehold reimbursement was recorded as a reduction to natural gas and oil property cost.

As a result of its purchase of common shares, Chesapeake has the right to negotiate exclusively with us for a period of 30 days on any proposed sale of assets. Additionally, Chesapeake has the right, with certain exceptions, to maintain its percentage ownership of us, on a fully diluted basis, by participating in future stock issuances and has the right to an observer being present at meetings of the Board of Directors.

On November 11, 2006 and May 23, 2007, Chesapeake acquired an additional 5,000,000 of our common shares and 1,757,195 of our common shares, respectively, in private placement transactions. As of April 15, 2009, Chesapeake owned 33,908,836 of our common shares, or 16.0% of our outstanding common shares.

Policies Relating to Related Party Transactions

Our written policy or procedure for the review, approval or ratification of related party transactions is set forth in the Terms of Reference for the Audit Committee. The Audit Committee reviews and approves all related party transactions. In the course of its review, the Audit Committee considers the nature of the transactions and the costs to be incurred by us or payments to us; an analysis of the costs and benefits associated with the transaction and a comparison of comparable or alternative goods or services that are available to us from unrelated parties; the business advantage we would gain by engaging in the transaction; and an analysis of the significance of the transaction to us and to the related party. As a matter of course, any Audit Committee member that cannot be viewed as independent will withhold his vote, declaring his interest in the transaction. A vote of a majority of the remaining members is required to approve a related party transaction.

LEGAL PROCEEDINGS

The Company is party to various litigation matters arising out of the normal course of business. The ultimate outcome of the matters discussed below cannot presently be determined, nor can the liability that could potentially result from an adverse outcome be reasonably estimated at this time. The following litigation matter relates to a related party and is summarized below.

Navasota Resources L.P. (“Navasota”) vs. First Source Texas, Inc., First Source Gas L.P. (now Gastar Exploration Texas LP) and Gastar Exploration Ltd. (Cause No. 0-05-451) District Court of Leon County, Texas 12th Judicial District. This lawsuit, dated October 31, 2005, contends that the Company breached Navasota’s preferential right to purchase 33.33% of the Company’s interest in certain natural gas and oil leases located in Leon and Robertson Counties and sold to Chesapeake Energy Corporation pursuant to a transaction closed November 4, 2005. The preferential right claimed is under an operating agreement dated July 7, 2000. The Company contends, among other things, that Navasota neither properly nor timely exercised any preferential right election it may have had with respect to the inter-dependent Chesapeake transaction. In July 2006, the

District Court of Leon County, Texas issued a summary judgment in favor of the Company and Chesapeake. Navasota filed a Notice of Appeal to the Tenth Court of Appeals in Waco. Oral argument was heard on September 26, 2007 and the Court of Appeals issued its opinion on January 9, 2008 reversing the trial court’s rulings, rendering judgment in favor of Navasota on its claims for breach of contract and specific performance, and remanding the case for further proceedings on Navasota’s other counts, which include claims for suit to quiet title, trespass to try title, tortious interference with contract, conversion, money had and received, and declaratory relief. The Company and Chesapeake filed a motion for rehearing on February 6, 2008, which was denied on March 18, 2008. The Company and Chesapeake filed a joint Petition for Review in the Texas Supreme Court on May 13, 2008. On August 28, 2008, the Texas Supreme Court requested briefing on the merits. On January 9, 2009, the Texas Supreme Court denied the Petition for Review. On January 26, 2009, the Company and Chesapeake jointly filed a motion for rehearing in the Texas Supreme Court on its denial of the Petition for Review, which prompted the Texas Supreme Court to request additional responsive briefing from Navasota by March 10, 2009.

Pursuant to a provision in the November 4, 2005 Purchase and Sale and Exploration Development Agreement with Chesapeake, Chesapeake acknowledged the existence of the Navasota lawsuit and claims and further agreed that if Navasota were to prevail on its claims, that Chesapeake would convey the affected interests it purchased from the Company to Navasota upon receipt of the purchase price and/or other consideration paid by Navasota. Therefore, the Company believes that if Navasota seeks to exercise rights of specific performance, its doing so should impact only Chesapeake’s assigned leasehold interests. However, in December 2008, Chesapeake stated to the Company that if the Texas Supreme Court were not to reverse the decision of the Tenth Court of Appeals, Chesapeake would seek rescission of the 2005 transaction and restitution of consideration paid. Chesapeake may assert such rescission and restitution as to the November 4, 2005 Purchase and Sale and Exploration Development Agreement; a November 4, 2005 Exploration and Development Agreement; and a November 4, 2005 Common Share Purchase Agreement. In its December 2008 communication, Chesapeake did not identify particular sums as to which it may seek restitution, but amounts paid to the Company in connection with the 2005 transaction could be asserted to include the $76.0 million paid by Chesapeake for the purchase of 27.2 million common shares as part of the transaction in 2005 and/or other amounts. Chesapeake has not further advised the Company of its intentions with respect to any rescission or restitution claim since the Texas Supreme Court issued its denial of the Petition for Review, and Navasota has not further advised the Company of its intentions with respect to acquiring any of the interests assigned to Chesapeake. If Chesapeake were to seek rescission or restitution, the Company would vigorously defend any such action.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Directors, executive officers, and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of such information furnished to us, we believe that all Section 16(a) filing requirements applicable to our directors, executive officers, and greater than 10% beneficial owners were complied with during the year ended December 31, 2008.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the year ended December 31, 2008, the Compensation Committee of the Board of Directors, which we refer to as the Remuneration Committee, was comprised of three independent directors: Messrs. Badwi (Chairman), Penner and Selser. None of these directors who served on the Remuneration Committee in fiscal year 2008 is or has ever served as one of our officers or employees. None of our executive officers serves or has served as a director or member of the Board of Directors or Compensation Committee (or committee performing similar functions) of any other entity, one or more of whose executive officers serve on our Board of Directors or Remuneration Committee.

INDEPENDENT ACCOUNTANTS, FEES AND POLICIES

The Board of Directors has determined, upon the recommendation and approval of the Audit Committee, to appoint BDO Seidman, LLP, as our independent registered public accounting firm for the year ending December 31, 2009.

During the two years ended December 31, 2008 and 2007, there were no disagreements between us and BDO Seidman, LLP on any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedures, which disagreements, if not resolved to BDO Seidman, LLP’s satisfaction, would have caused BDO Seidman, LLP to make reference to the subject matter of the disagreement in connection with its reports. None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the two most recent fiscal years ended December 31, 2008 and 2007 and subsequent interim periods to the date hereof.

Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions. They will also have the opportunity to make a statement if they desire to do so.

Summary of Audit Fees

Aggregate fees billed for professional services rendered to us by BDO Seidman, LLP, our principal independent registered public accounting firm, and BDO Dunwoody LLP for the years ended December 31, 2008 and 2007 were:

	For the Year Ended December 31,
	2008	2007
	(in thousands)
Audit fees:
BDO Seidman, LLP	$410	$542
BDO Dunwoody LLP	—	46

	410	588
Tax fees:
BDO Seidman, LLP	—	—
BDO Dunwoody LLP	8	31

	8	31
All Other Fees:
BDO Seidman, LLP	—	—
BDO Dunwoody LLP	10	—

	10	—
Total:
BDO Seidman, LLP	410	542
BDO Dunwoody LLP	18	77

Total	$428	$619

The audit fees for the years ended December 31, 2008 and 2007 were primarily for professional services rendered in connection with the audit of our consolidated financial statements; fees related to the issuance of our 12 3/ 4% senior secured notes in 2007 and the issuance of our term loan in February 2009; fees related to our compliance with the Sarbanes-Oxley Act of 2002; and services rendered in connection with quarterly reviews of financial statements and various documents filed with various governmental agencies. Fees for tax services were for services related to tax compliance, including the preparation of tax returns. During 2008, other accounting fees included reviews of certain accounting pronouncements and matters related to corporate structure. The Audit Committee has determined that the provisions of the non-audit services by BDO Dunwoody LLP are compatible with maintaining its independence.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and non-audit services provided by our independent registered public accounting firm prior to its engagement with respect to such services. In addition to separately approved services, the Audit Committee’s pre-approval policy provides for pre-approval of all audit and non-audit services provided by our independent registered public accounting firm.

PARTICULARS OF MATTERS TO BE ACTED UPON AT THE 2009 ANNUAL MEETING

Proposal 1. Fixing the Number of Directors at Four

The Board of Directors currently is fixed by the shareholders at four members. Four persons have been proposed for election to the Board of Directors at the Annual Meeting. Our Amended and Restated Articles of Incorporation provide that the Board of Directors be comprised of a minimum of three and a maximum of 15 members. Our Bylaws require the shareholders to fix the number of the Board of Directors. Accordingly, a proposal to fix the number of members of the Board of Directors at four is being presented to shareholders for approval at the Annual Meeting.

The affirmative vote of a majority of the votes cast in person or by proxy is required to fix the Board at four members.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE PROPOSAL TO FIX THE NUMBER OF MEMBERS OF THE BOARD OF DIRECTORS AT FOUR.

Proposal 2. Election of the Board of Directors

As of the Record Date, the Board of Directors consists of four directors; the terms of each will expire on the date of the Annual Meeting. Based upon the recommendation of the Nomination Committee, Messrs. Porter, Penner and Selser have been nominated for re-election to the Board of Directors at this Annual Meeting. Mr. Badwi will not stand for re-election at the Annual Meeting, which is the end of his term. The Nomination Committee has nominated John R. Rooney, a Canadian citizen, to replace Mr. Badwi and stand for election at the Annual Meeting. If any nominee should become unavailable for election, your proxy may be voted for a substitute nominee selected by the Board of Directors, or the Board’s size may be reduced accordingly. The Board of Directors is unaware of any circumstances likely to render any nominee unavailable. Our directors hold office until our next annual meeting of shareholders, until successors are elected and qualified or until their earlier resignation of removal. The following biographies set forth information as of April 15, 2009 concerning the nominees for directors.

J. Russell Porter, 47, has been a member of the Board of Directors and has served as our President and Chief Executive Officer since February 2004 and was appointed Chairman of the Board in August 2006. From September 2000 to February 2004, he served as our Chief Operating Officer. Mr. Porter has an energy focused background, with approximately 18 years of natural gas and oil exploration and production experience and five years of banking and investment experience specializing in the energy sector. From April 1994 to September 2000, Mr. Porter served as an Executive Vice President of Forcenergy, Inc., a publicly traded exploration and production company, where he was responsible for the acquisition and financing of the majority of its assets across the United States and Australia. He currently is a director of Caza Oil & Gas, Inc., a publicly traded exploration and development company listed on the Toronto Stock Exchange and the London AIM exchange. Mr. Porter holds a Bachelor of Science degree in Petroleum Land Management from Louisiana State University and a MBA from the Kenan-Flagler School of Business at the University of North Carolina at Chapel Hill.

Robert D. Penner, 65, became a member of the Board of Directors effective July 16, 2007. Mr. Penner retired from his position as a senior partner with KPMG in 2004, after a career of advising public and private clients on tax and accounting matters for almost 40 years. He currently serves on the Board of Directors for Sustainable Energy Technologies Ltd., a manufacturer and seller of electronic components for grid-connected solar power systems; and Corridor Resources Ltd., Storm Cat Energy Corporation, Terra Energy Corp. and Unbridled Energy Corporation, each involved in the exploration, development and production of natural gas and oil. In addition, Mr. Penner serves on the Board of Directors or as Executor/Trustee for several private companies and family trusts.

John M. Selser Sr., 50, became a member of the Board of Directors effective March 30, 2007. He has been a partner at Maple Leaf Partners, a Baton Rouge, Louisiana based hedge fund, since 2003. From 1992 to 2003, Mr. Selser was an energy equity analyst for several sell-side firms. From 1984 to 1991, Mr. Selser was a petroleum engineer for major oil companies in various domestic drilling, production and reservoir engineering assignments. Mr. Selser holds a Bachelor of Science in both Civil Engineering and Petroleum Engineering from Louisiana State University, Baton Rouge, Louisiana and a Masters of Business Administration from Tulane University, New Orleans, Louisiana.

John R. Rooney, 52, has been named by the Nomination Committee to stand for election to the Board of Directors at the Annual Meeting. Mr. Rooney has served as Chief Executive Officer and a director of Tusk Energy Corp. from December 2006 until April 2008, when Tusk was sold to TIAA-Cref, a large U.S. pension fund. He has also served as President, Chief Executive Officer and a director of Zenas Energy Corp. from August 2005 to January 2007, as President, Chief Executive Officer and a director of Blizzard Energy Inc. from December 2002 to July 2005, as Vice President and Chief Financial Officer and then President and Chief Executive Officer of Equatorial Energy Inc. from May 1999 to June 2002, as Vice President and Chief Financial Officer of Calgary Louisiana Energy LLC from July 1997 to May 1999, as an originator and organizer of a private drilling fund from May 1997 to March 1999, as Vice President and Chief Financial Officer of Tidal Resources Inc. from June 1993 to January 1997, and as an accountant and other positions for Ernst & Young and Clarkson Gordon from January 1980 to December 1992. Mr. Rooney is currently a director of Caza Oil & Gas, Inc., a public natural gas and oil exploration and production company, Export Development Canada, a crown corporation, and numerous private entities. Mr. Rooney is a graduate of the University of Western Ontario (Bachelor of Arts – Economics) and is a Chartered Accountant and a Chartered Business Valuator.

Messrs. Porter and Selser are citizens of and reside in the United States. Messrs. Penner and Rooney are citizens of and reside in Canada. There are no family relationships between any of our directors or executive officers. The Board of Directors has determined that the nominees for election to our Board of Directors, with the exception of Mr. Porter, have no material relationship with us (either directly or as partners, shareholders or officers of an organization that has a relationship with us) and are independent within the meaning of the NYSE Alternext US LLC and National Instrument 58-101 director independence standards. Mr. Porter, as our President and Chief Executive Officer, is not considered to be independent.

With respect to the election of directors, the four director nominees who receive the greatest number of votes cast by the holders of common shares present in person or by proxy and entitled to vote shall be elected as directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

Proposal 3.	Ratification of the Appointment of BDO Seidman, LLP, as our Independent Registered Public Accounting Firm, for the year ending December 31, 2009.

On March 11, 2009, the Audit Committee recommended and approved the appointment of BDO Seidman, LLP, as our independent registered public accounting firm, for the year ending December 31, 2009. BDO

Seidman, LLP served as our independent registered public accounting firm during the year ended December 31, 2008. See “Independent Accountants, Fees and Policies” on page 33. We are seeking shareholder ratification of such appointment. If the shareholders do not ratify the appointment, the Audit Committee will consider whether it should appoint another independent registered public accounting firm.

Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions. They will also have the opportunity to make a statement if they desire to do so.

Unless otherwise directed, it is management’s intention to vote the proxies in favor of an ordinary resolution to ratify the appointment of the firm of BDO Seidman, LLP as our independent registered public accounting firm.

The affirmative vote of a majority of the votes cast in person or by proxy is required to ratify the appointment of BDO Seidman, LLP.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF THE FIRM OF BDO SEIDMAN, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2009.

Proposal 4. Approval of Amendments to the 2006 Long-Term Stock Incentive Plan

Management will be presenting to its shareholders proposed amendments to the Gastar Exploration Ltd. 2006 Long-Term Stock Incentive Plan (the “Plan”) for approval. The Plan was initially adopted by the Board of Directors and approved by the shareholders in 2006. Currently, the Plan authorizes the Board of Directors to issue stock options, stock appreciation rights, bonus stock awards and any other type of award consistent with the Plan’s purpose to directors, officers and employees of the Company and its subsidiaries covering a maximum of 5.0 million shares of common stock of the Company (“Common Shares”). As of April 1, 2009, 3,102,148 Common Shares are issuable pursuant to unvested restricted stock awards outstanding under the Plan and 1,539,423 Common Shares have been issued pursuant to vested restricted stock awards granted under the Plan (of which 407,178 Common Shares were surrendered back to the Company in satisfaction of tax withholding obligations, but are not available for reissuance under the Plan). Assuming none of the 3,102,148 restricted Common Shares outstanding are surrendered, cancelled or forfeited prior to their vesting, there would be 358,429 Common Shares available for issuance pursuant to future awards under the Plan. In the event that all of the 3,102,148 restricted Common Shares outstanding are either surrendered, cancelled or forfeited prior to their vesting, a total of 3,460,577 Common Shares would be available for issuance pursuant to future awards under the Plan.

The Company also maintains the Stock Option Plan of Gastar Exploration Ltd. (the “Stock Option Plan”) which provides for the grant of only stock options to directors, officers, employees and consultants of the Company and its subsidiaries to purchase a maximum of 25.0 million Common Shares. As of April 1, 2009, stock option grants covering the issuance of 10,660,250 Common Shares were outstanding under the Stock Option Plan and 5,892,800 Common Shares were available for issuance pursuant to future grants under the Stock Option Plan. Assuming all of the outstanding stock options covering the issuance of 10,660,250 Common Shares are exercised prior to their expiration, and none of such stock options are surrendered, cancelled or forfeited prior to their expiry, a total of 5,892,800 Common Shares would be available for issuance pursuant to future stock option awards under the Stock Option Plan. Assuming none of the outstanding stock options covering the issuance of 10,660,250 Common Shares are exercised prior to expiration, and accordingly all such stock options are either surrendered, cancelled, forfeited or expired, a total of 16,553,050 Common Shares would be available for issuance pursuant to future stock option awards under the Stock Option Plan.

The Board of Directors now desires to merge the Stock Option Plan into the Plan so that all outstanding equity awards and all future equity awards to be made to employees, officers and directors will be under one plan—the Plan. The Board of Directors therefore proposes, subject to shareholder approval, to merge the Stock Option Plan with and into the Plan, resulting in the cessation of the existence of the Stock Option Plan and the transfer of all Common Shares previously reserved for issuance under for the Stock Option Plan to the Common Share reserve under the Plan. The Board of Directors believes that merging the Stock Option Plan into the Plan and transferring all Common Shares previously reserved for issuance under the Stock Option Plan to the Common Share reserve under the Plan will enable the Company to attract and retain the best available employees and directors and promote the success of the business of the Company. Upon the consummation of the merger of the Stock Option Plan into the Plan, there will be outstanding under the Plan (i) stock options covering the issuance of 10,660,250 Common Shares and (ii) 3,102,148 unvested restricted Common Shares. Accordingly, upon the consummation of the merger of the Stock Option Plan into the Plan, subject to adjustment pursuant to Section 11(a) of the Plan, a maximum of between (i) 6,251,229 Common Shares (this maximum number assumes that all outstanding stock options will be exercised prior to their expiration and all outstanding restricted Common Shares will vest) and (ii) 20,013,627 Common Shares (this maximum number assumes that none of the outstanding stock options will be exercised prior to their expiration and none of the outstanding restricted Common Shares will vest and, accordingly, that all Common Shares issuable pursuant to such unexercised or forfeited awards will be forfeited or surrendered back to the Common Share reserve under the Plan) will be available for issuance pursuant to future awards under the Plan.

Accordingly, effective April 24, 2009, our Board of Directors approved the merger amendments to the Plan subject to shareholder ratification and approval at the Company’s Annual Meeting. Also effective April 24, 2009, our Board of Directors approved amendments to the Plan, subject to shareholder approval, to: (a) provide that the Committee (as defined below), in its discretion, may provide in an award agreement that an individual who is granted an award under the Plan (a “participant”) may elect to have Common Shares withheld from (or “netted against”) the total number of Common Shares otherwise issuable to such participant pursuant to his award in order to pay the exercise or purchase price of such award and/or to satisfy all employer tax withhold obligations with respect to the participant’s award under the Plan, (b) clarify that Common Shares issuable under the Plan and forfeited back to the Plan will be deemed not to have been issued under the Plan and will again be available for the grant of an award under the Plan, (c) provide that Common Shares withheld from (or “netted against”) an award granted under the Plan for payment of (1) the exercise or purchase price of an award and (2) all applicable employer tax withholding obligations associated with an award will be deemed not to have been issued under the Plan and will again be available for the grant of an award under the Plan, (d) provide that the maximum number of Common Shares that may be subject to stock options, bonus stock awards, and stock appreciation rights granted to any one individual during any calendar year may not exceed 1,000,000 Common Shares (subject to adjustment pursuant to Section 11(a) of the Plan) and (e) provide that the definition of “performance criteria” in the Plan include a criteria relating to the growth of proved natural gas and oil reserves of the Company. The following summary of the Plan, as amended to reflect the proposed amendments, is qualified in its entirety by reference to the complete text of the Plan. The complete text of the Plan and First Amendment to the Plan is attached to this Proxy Statement as Appendix B.

General Provisions

The Remuneration Committee (the “Committee”) administers the Plan with respect to awards to our officers, employees and directors. In the future, the Board of Directors or other committees may be allocated some or all of the Committee’s duties. The Committee consists solely of two or more non-employee directors in accordance with the Internal Revenue Code of 1986, as amended (the “Code”) and Rule 16b-3 under the Securities Exchange Act. The Committee is authorized to:

•	Interpret the Plan and all awards;

•	Establish and amend rules and regulations for the Plan’s operation;

•	Select recipients of awards;

•	Determine the form, amount and other terms and conditions of awards;

•	Modify or waive restrictions on awards; and

•	Amend awards.

Our officers, employees and directors, in addition to those of our affiliates (solely with respect to officers and employees), are eligible to be selected to participate in the Plan. Also, the members of our Board of Directors are eligible to be selected to participate in the Plan. Incentive stock options may be granted only to our employees and employees of our subsidiaries in which the Company owns directly or indirectly more than a 50% voting equity interest. The Committee has the sole discretion to select participants from among the eligible persons.

Effective as of April 1, 2009, the aggregate number of Common Shares which may be issued pursuant to (i) future awards granted under the Plan and (ii) awards outstanding under the Plan as of April 1, 2009, including awards granted under the Stock Option Plan that remained outstanding as of the date of its merger into the Plan, may not exceed 20,013,627, which number represents 9.5% of the number of the currently issued and outstanding Common Shares. This maximum limit is subject to adjustment for certain transactions affecting the Common Shares. Lapsed, forfeited or canceled awards will not count against this maximum limit and will again be available for the grant of an award under the Plan. However, the cancellation of an option upon exercise of a stock appreciation right granted in tandem with the option will count against the limit. In addition, if Common Shares are withheld from payment of an award to pay the exercise or purchase price of the award or to satisfy employer tax withholding obligations with respect to the award, those Common Shares will not count against the maximum limit and will again be available for the grant of an award under the Plan. Any and all Common Shares available under the Plan may be granted to any officer, employee or director during the term of the Plan. However, no individual may receive stock options, stock appreciation rights, bonus stock awards or any combination thereof under the Plan during any calendar year, which would entitle that individual to be issued more than 1,000,000 Common Shares which number represents 0.5% of the number of the currently issued and outstanding Common Shares. This individual, annual limit is subject to adjustment for certain transactions affecting the Common Shares. The Common Shares issued under the Plan may be issued from (1) authorized but unissued Common Shares, (2) Common Shares held in the treasury of the Company, or (3) previously issued Common Shares reacquired by the Company, including Common Shares purchased on the open market, in each situation as the Committee may determine from time to time in its sole discretion.

Types of Awards

The Plan provides for the grant of:

•	Stock options, including incentive stock options and nonqualified stock options;

•	Stock appreciation rights, in tandem with stock options or freestanding;

•	Bonus stock awards; and

•	Any other type of award established by the Committee, which is consistent with the Plan’s purposes.

Any stock option granted in the form of an incentive stock option must comply with Section 422 of the Code. The Committee may grant awards individually, in combination, or in tandem.

General Award Provisions

All awards will be evidenced by award agreements, as determined by the Committee. The award will be effective on the date of grant unless the Committee specifies otherwise.

Generally, the exercise price or other measurement of stock value relative to any award granted under the Plan will be determined by the Committee and will be at least equal to the fair market value of the Common

Shares, as determined on the date the award is granted. The fair market value generally is determined to be the closing sales price quoted on any established United States stock exchange (i.e., currently for the Company, the NYSE Alternext USA) on the date immediately preceding the date of the grant of the award.

Awards will normally terminate on the earliest of (i) 10 years from the date of grant; (ii) for an incentive stock option granted to a 10% shareholder, five years from the date of grant of the stock option; (iii) three months after the participant is no longer serving in any capacity as an officer, employee or director of the Company for a reason other than the death or disability of the participant; (iv) one year after death; or (v) one year after disability. Bonus stock awards that are subject to forfeiture restrictions, however, generally will terminate and be forfeited back to the Company immediately upon the termination of a participant’s continuous service prior to the lapse of the applicable forfeiture restrictions. The terms of an individual award agreement may provide for extended periods upon termination of employment or service and may provide for automatic termination of the award upon termination of employment or service for cause. Unvested grants of restricted common shares are cancelled effective on the date of an individual’s termination.

Awards are non-transferable except by disposition on death or to certain family members, trusts and other family entities as the Committee may approve.

The Committee may authorize the assumption of awards granted by other entities that are acquired by the Company or otherwise. Awards may be paid in cash, Common Shares or a combination, in lump sum or installments and currently or by deferred payment, all as determined by the Committee.

A participant’s breach of the terms of the Plan or the award agreement will result in a forfeiture of the award.

Stock Options

Stock options granted under the Plan may be:

•	Incentive stock options, as defined by Section 422 of the Code and the Treasury regulations issued thereunder; or

•	Non-qualified stock options, which do not qualify for treatment as incentive stock options.

The Committee selects the recipients of stock options and sets the terms of the stock options, including:

•	The number of Common Shares for which a stock option is granted;

•	The term of the stock option; and

•	The time(s) when the stock option can be exercised.

The Committee determines how a stock option may be exercised, whether for cash or securities. Arrangements may also be made, if permitted by law, for same-day-sale and margin account transactions through FINRA dealers. A stock option agreement or the Committee’s procedures may set forth conditions respecting the exercise of a stock option. The Committee may in its discretion waive any condition respecting the exercise of any stock option and may accelerate the time at which any stock option is exercisable.

Bonus Stock

The Committee will have discretion to make grants of bonus stock. A bonus stock grant entitles the recipient to acquire, at no cost or for a purchase price determined by the Committee on the date of the grant, Common Shares are subject to such restrictions and conditions, as the Committee may determine at the time of the grant. If bonus stock is granted subject to restrictions, it is referred to as restricted stock. The recipient may have all the rights of a shareholder with respect to the bonus stock. These rights include voting and dividend rights, and they are effective as soon as:

•	Bonus stock is granted (or upon payment of the purchase price for bonus stock if a purchase price is required); and

•	Issuance of the bonus stock is recorded by our transfer agent.

A grant of bonus stock may be subject to non-transferability restrictions, repurchase and forfeiture provisions and such other conditions (including conditions on voting and dividends) as the Committee may impose at the time of grant.

Any bonus Common Shares that are subject to restrictions at the time of grant cease to be restricted stock and will be deemed “vested” after the lapse of all restrictions. The Committee generally may, in its discretion, waive any condition or restriction related to a grant of restricted stock or accelerate the dates on which a grant of restricted stock vests. The Committee may not waive, however, any forfeiture restriction applicable to a restricted stock award that was designed to be “performance-based compensation” under Section 162(m) of the Code.

If a participant’s employment or service is terminated for any reason prior to Common Shares of restricted stock becoming vested, the Company has the right, in the discretion of the Committee, to:

•	Repurchase the unvested Common Shares at their purchase price; or

•	Require forfeiture of those Common Shares if acquired at no cost.

Stock Appreciation Rights

The Committee may decide that stock appreciation rights may be granted separately or in tandem with the grant of a stock option. A stock appreciation right is a grant entitling the participant to receive an amount in cash or Common Shares or a combination thereof, as the Committee may determine, in an amount equal to the increase in the fair market value between the grant and exercise dates of the Common Shares with respect to which the stock appreciation right is exercised.

A stock appreciation right granted in tandem with a nonqualified stock option may be granted either at or after the time of the grant of the nonqualified option. A stock appreciation right granted in tandem with an incentive stock option may be granted only at the time of the grant of the incentive stock option. A stock appreciation right granted in tandem with a stock option terminates and is no longer exercisable upon the termination or exercise of the related stock option. The Committee may set the terms and conditions of stock appreciation rights, subject to the limitations set forth in the Plan. At any time, it may accelerate the exercisability of any stock appreciation right and otherwise waive or amend any conditions to the grant of a stock appreciation right.

Performance-Based Compensation

In general, under Section 162(m) of the Code, income tax deductions of publicly held corporations may be limited to the extent total compensation for certain executive officers exceeds $1.0 million in any one year. However, under Section 162(m), the deduction limit does not apply to certain “performance-based compensation”.

Market-priced stock options and stock appreciation rights granted under the Plan will automatically qualify as performance-based awards that are fully deductible without regard to the $1 million deduction limit imposed by Section 162(m). The Committee may designate other types of awards granted under the Plan as “qualified performance-based compensation” in order to make those awards fully deductible under Section 162(m), provided certain requirements set forth in Section 162(m) and the Treasury regulations and other authoritative guidance issued thereunder are met. If an award is so designated, the Committee must establish objectively determinable performance goals for the award based on one or more of the following performance criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of a division, affiliate, department or function within the Company or an affiliate:

•	Earnings;

•	Earnings per share;

•	EBITDA (earnings before interest, taxes, depreciation and amortization);

•	EBIT (earnings before interest and taxes);

•	Economic profit;

•	Cash flow;

•	Revenue;

•	Revenue growth;

•	Sales growth;

•	Net profit before tax;

•	Gross profit;

•	Operating income or profit;

•	Return on equity;

•	Return on assets;

•	Return on capital;

•	Changes in working capital;

•	Shareholder return;

•	Cost reduction;

•	Natural gas and oil reserve growth;

•	Financing of operations;

•	Customer satisfaction or growth;

•	Employee satisfaction;

•	Proved natural gas and oil reserve growth; and

•	Any other performance objective approved by the shareholders of the Company in accordance with Section 162(m).

The Committee must establish the goals prior to the beginning of the period for which these goals relate (or such later date as may be permitted under applicable tax regulations), and the Committee may not increase any award or, except in the case of certain qualified terminations of employment, waive the achievement of any specified goal. Any payment of an award granted with performance goals will be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.

Provisions Relating to a Change in Control, Death or Disability

The Plan provides certain benefits in the event of a change in control. A change in control is deemed to have occurred if:

•	Any person acquires beneficial ownership of 50% or more of our voting securities;

•	As a result of, or in connection with, a tender or exchange offer, merger or other business combination, there is a change in the composition of a majority of our Board of Directors;

•

The Company merges or consolidates with another corporation, after which less than 75% of the outstanding voting securities of the Company or the surviving entity outstanding immediately thereafter is owned by our former shareholders;

•	A tender or exchange offer results in the acquisition of 50% or more of our outstanding voting securities; or

•	The Company transfers all or substantially all of its assets to another corporation.

Generally, upon the occurrence of a change in control, our Board of Directors will negotiate for the surviving entity or other purchaser involved to assume all of our obligations under all outstanding awards or convert all outstanding awards into awards of at least equal value as to capital stock of that surviving entity or purchaser. If that surviving entity or purchaser does not agree to assume or convert all outstanding awards, then all outstanding awards will immediately vest or become exercisable or payable, and all forfeiture restrictions will lapse, unless the related agreements provide otherwise.

Upon the occurrence of a participant’s death or disability, an agreement may provide that the outstanding award will immediately vest or become exercisable or payable.

Provisions Relating to Amendment or Termination of the Plan

The Board of Directors in its discretion may, at any time or from time to time, terminate or amend the Plan in any respect, including amendment of any form of award agreement, exercise agreement, or instrument to be executed pursuant to the Plan; provided, however, to the extent necessary to comply with the Code, including Sections 162(m) and 422 of the Code, other applicable laws, or the applicable requirements of any stock exchange or national market system, the Company will obtain shareholder approval of any Plan amendment in such manner and to such a degree as required. No award may be granted after termination of the Plan. Any amendment or termination of the Plan will not affect awards previously granted, and such awards will otherwise remain in full force and effect as if the Plan had not been amended or terminated, unless mutually agreed otherwise in a writing (including an award agreement) signed by the participant and the Company.

Federal Income Tax Consequences

The Code provides that a participant receiving a nonqualified option ordinarily does not realize taxable income upon the grant of the option. A participant does, however, realize income upon the exercise of a nonqualified option to the extent that the fair market value of the Common Shares on the date of exercise exceeds the option price. The Company is entitled to a federal income tax deduction for compensation in an amount equal to the ordinary income so realized by the participant. This deduction is conditioned on the Company withholding federal income and employment taxes from the compensation realized by the participant. When the participant sells the Common Shares acquired pursuant to a nonqualified option, any gain or loss will be capital gain or loss. This assumes that the Common Shares represent a capital asset in the participant’s hands, although there will be no tax consequences for the Company.

The grant of an incentive stock option does not result in taxable income to an employee. The exercise of an incentive stock option also does not result in taxable income, provided that the circumstances satisfy the requirements in the Code. However, the exercise of an incentive stock option may give rise to alternative minimum tax liability for the employee. In addition, if the employee does not dispose of the Common Shares acquired upon exercise of an incentive stock option during the statutory holding period, then any gain or loss upon subsequent sale of the Common Shares will be a long-term capital gain or loss. This assumes that the Common Shares represent a capital asset in the employee’s hands.

The statutory holding period lasts until the later of:

•	Two years from the date the option is granted; and

•	One year from the date the Common Shares are transferred to the employee pursuant to the exercise of the option.

If the employment and statutory holding period requirements are satisfied, the Company may not claim any federal income tax deduction upon either the exercise of the incentive stock option or the subsequent sale of the Common Shares received upon exercise. If these requirements are not satisfied, the amount of ordinary income taxable to the employee is the lesser of:

•	The fair market value of the Common Shares on the date of exercise minus the option price; and

•	The amount realized on disposition minus the option price.

Any excess is long-term or short-term capital gain or loss, assuming the Common Shares represent a capital asset in the employee’s hands. The Company is entitled to a federal income tax deduction in an amount equal to the ordinary income realized by the employee.

An award of bonus stock that is not subject to restrictions results in taxable income to the participant in an amount equal to the excess of the fair market value of the bonus Common Shares on the date of grant over the amount paid, if any, for those Common Shares. Under Section 83(b) of the Code, a participant may elect to include in ordinary income, as compensation at the time restricted stock is first issued, the excess of the fair market value of the stock at the time of issuance over the amount paid, if any, by the participant. Unless a Section 83(b) election is made, no taxable income will generally be recognized by the recipient of a restricted stock award until the Common Shares are no longer subject to the restrictions or the risk of forfeiture. When either the restrictions or the risk of forfeiture lapses, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the Common Shares on the date of lapse over the amount paid, if any, by the participant for the stock. Absent a Section 83(b) election, any cash dividends or other distributions paid with respect to the restricted stock prior to the lapse of the restrictions or risk of forfeiture will be included in the participant’s ordinary income as compensation at the time of receipt.

Generally, a participant will not recognize any taxable income upon the award of stock appreciation rights. At the time the participant receives the payment for the stock appreciation right, the fair market value of Common Shares or the amount of any cash received in payment for such award generally is taxable to the participant as ordinary income.

As a general rule, the Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount that a participant recognizes ordinary income from awards under the Plan. The amount of the deduction is the amount of the award that is considered reasonable compensation under the Code.

Section 162(m) of the Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1.0 million in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers who are employed by the corporation on the last day of the taxable year, but does not disallow a deduction for performance-based compensation the material terms of which are disclosed to and approved by shareholders. The Company has structured and intends to implement the Plan so that resulting compensation would be performance-based compensation, where applicable. To allow the Company to qualify the compensation as “performance-based,” the Board of Directors of the Company is seeking shareholder reapproval of the Plan and the material terms of the related performance goals.

The exercisability of an option or a stock appreciation right or the elimination of restrictions on restricted stock may be accelerated, and special cash settlement rights may be triggered and exercised, as a result of a change in control.

If any of the foregoing occurs, all or a portion of the value of the relevant award at that time may be a parachute payment. This is relevant for determining whether a 20% excise tax (in addition to income tax otherwise owed) is payable by the participant as a result of the receipt of an excess parachute payment pursuant to the Code. The Company will not be entitled to a deduction for that portion of any parachute payment which is subject to the excise tax.

Not all of the important information about the Plan and the proposed amendments are contained in the foregoing summary. The complete text of the Plan and First Amendment is attached to this Proxy Statement as Appendix B.

Recommendation

The complete text of the ordinary resolution which management intends to place before the Meeting for approval, confirmation and adoption, with or without modification is as follows:

“Be it resolved as an ordinary resolution that:

(a)	The Plan, as amended, be approved and adopted in substantially the form appended as Appendix B to the Proxy Statement of the Company dated May 1, 2009; and

(b)	Any one director or officer of the Company be authorized to further amend the Plan as may be necessary to comply with all applicable regulatory authorities and stock exchanges.”

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY AND APPROVE THE AMENDMENTS TO THE COMPANY’S 2006 LONG-TERM STOCK INCENTIVE PLAN.

This proposal will be approved if there is:

•

A favorable vote of holders of a majority of our outstanding Common Shares present at the Meeting, in person or by proxy, under the rules of the NYSE Alternext USA, provided that such Common Shares present in person or by proxy and entitled to vote shall also constitute at least 5% of outstanding Common Shares eligible to vote at the meeting; and

•

A favorable vote of a majority of our outstanding Common Shares present at the Meeting, in person or by proxy, excluding Common Shares held by the insiders of the Company to whom this resolution will effect, or their associates, under the rules of the Toronto Stock Exchange.

SHAREHOLDER PROPOSALS AND NOMINATIONS

Any shareholder who wishes to submit a proposal for inclusion in the proxy materials for our 2010 Annual Meeting must comply with the requirements of Rule 14a-8 under the Exchange Act. Under Rule 14a-8, such proposal must be submitted to our Secretary at the address indicated on the cover page of this Proxy Statement, so that the Secretary receives it no later than December 31, 2009. However, if the date of the 2010 annual meeting of shareholders is changed by more than 30 days from June 4, 2010, the deadline is a reasonable time prior to our printing of the proxy materials, which deadline will be communicated to the shareholders in our public filings.

ADDITIONAL INFORMATION

Additional information relating to us is available on SEDAR at www.sedar.com and filed with the SEC at www.sec.gov. Shareholders may contact us at 1331 Lamar Street, Suite 1080, Houston Texas 77010 to request at no charge copies of our 2008 Annual Report on Form 10-K and financial statements for the year ended December 31, 2008.

*    *     *

Appendix A

GASTAR EXPLORATION LTD.

AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

TERMS OF REFERENCE

Composition

1.	The Audit Committee (“Committee”) will be comprised of no less than three directors of Gastar Exploration Ltd. (the “Company”), all of whom must be independent and qualify as a member under the applicable securities rules. Unless waived, 24 hour notice must be given. Quorum of meetings shall be a majority of members. Meetings may be by telephone or in person.

2.	The length of term to be served by directors on the Committee will be determined by the Board of Directors of the Company, giving consideration to the benefits of periodic rotation of Committee membership.

3.	One of the members will be appointed Chairman of the Committee by the Board of Directors.

4.	A secretary to the Committee will be appointed by the Chairman of the Committee. The Secretary of the Committee may or may not be a member of the Committee.

5.	With the approval of the Board of Directors, the Committee may retain persons having special expertise to assist the Committee in fulfilling its responsibilities.

Responsibilities

1.	The responsibilities which the Committee is required to satisfy itself of, on behalf of the Board of Directors, are to:

(a)	Recommend to the Board of Directors:

(i)	The external auditor to be nominated for the purpose of preparing or issuing an auditor’s report or performing other audit, review or attest services for the Company; and

(ii)	The compensation of the external auditor.

(b)	Oversee the work of the external auditor engaged for the purpose of preparing or issuing an auditor’s report or performing other audit, review or attest services for the Company, including the resolution of disagreements between the management and external auditor regarding financial reporting.

(c)	Pre-approve all non-audit services to be provided to the Company or to its subsidiaries by the Company’s external auditor.

(d)	Ensure that the Company’s annual financial statements are fairly presented in accordance with generally accepted accounting principles and to recommend to the Board of Directors whether the annual financial statements should be approved.

(e)	Ensure that the information contained in the following financial publications is not significantly incomplete, misleading or erroneous:

(i)	Annual report to shareholders.

(ii)	Management Discussion and Analysis (“MD&A”).

A-1

(iii)	Annual Report on Form 10-K.

(iv)	Quarterly Financial Information.

(v)	Prospectuses.

(f)	Review the Company’s financial statements, MD&A and annual and interim earnings press releases before the Company publicly discloses this information.

(g)	Ensure that adequate procedures are in place for the review of the Company’s public disclosure of financial information extracted or derived from the Company’s financial statements, other than the public disclosure referred to in subsection (e), and periodically assess the adequacy of those procedures.

(h)	Ensure that there are established procedures for:

(i)	The receipt, retention and treatment of complaints received by the issuer regarding accounting, internal accounting controls, or auditing matters.

(ii)	The confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

(i)	Review and approves the Company’s policies regarding partners, employees and former partners and employees of the present and former external auditor of the issuer.

(j)	Ensure that the Company has implemented appropriate systems of internal control over financial reporting, and appropriate systems of internal control to ensure compliance with legal, regulatory and ethical requirements.

Meetings

1.	The Committee will meet at least four times per year. The meetings will be scheduled to permit timely review of the interim and annual financial statements and for meetings with the external auditors, prior to a submission of observation and recommendations to the Board. Additional meetings may be held as deemed necessary by the Chairman of the Committee or as requested by any member or the external auditors.

Reporting

1.	The minutes of all meetings of the Committee, signed by the Chairman of the Committee and the Secretary to the Committee, are to be provided to the Board of Directors. Oral reports on recent matters not yet minuted are to be provided to the Board of Directors by the Chairman of the Committee.

2.	Supporting schedules and information reviewed by the Committee will be available for examination by any director upon request to the Chairman or Secretary of the Committee.

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Appendix B

GASTAR EXPLORATION LTD.

2006 LONG-TERM STOCK INCENTIVE PLAN WITH FIRST AMENDMENT ATTACHED

1.	PURPOSES. The purposes of the Plan are (i) to attract and retain for the Company and its Affiliates the best available personnel, (ii) to provide additional incentive to Employees and Directors and to increase their interest in the Company’s welfare, and (iii) to promote the success of the business of the Company and its Affiliates.

2.	DEFINITIONS. As used herein, unless the context requires otherwise, the following terms shall have the meanings indicated below:

(a)	“Affiliate” means (i) any corporation, partnership or other entity which owns, directly or indirectly, a majority of the voting equity securities of the Company, (ii) any corporation, partnership or other entity of which a majority of the voting equity securities or equity interest is owned, directly or indirectly, by the Company, and (iii) with respect to an Option that is intended to be an Incentive Stock Option, (A) any “parent corporation” of the Company, as defined in Section 424(e) of the Code or (B) any “subsidiary corporation” of the Company as defined in Section 424(f) of the Code, any other entity that is taxed as a corporation under Section 7701(a)(3) of the Code and is a member of the “affiliated group” as defined in Section 1504(a) of the Code of which the Company is the common parent, and any other entity as may be permitted from time to time by the Code or by the Internal Revenue Service to be an employer of Employees to whom Incentive Stock Options may be granted; provided, however, that in each case the Affiliate must be consolidated in the Company’s financial statements.

(b)	“Award” means any right granted under the Plan, whether granted singly or in combination, to a Grantee pursuant to the terms, conditions and limitations that the Committee may establish.

(c)	“Award Agreement” means a written agreement with a Grantee with respect to any Award, including any amendments thereto.

(d)	“Board” means the Board of Directors of the Company.

(e)	“Bonus Stock Agreement” means a written agreement with a Grantee with respect to a Bonus Stock Award, including any amendments thereto.

(f)	“Bonus Stock Award” means an Award granted under Section 8 of the Plan.

(g)

“Change in Control” of the Company means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50 percent or more of the combined voting power of the Company’s then outstanding securities; (ii) as a result of, or in connection with, any tender offer or exchange offer, merger, or other business combination (a “Transaction”), the persons who were directors of the Company immediately before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company; (iii) the Company is merged or consolidated with another corporation and as a result of the merger or consolidation less than 75 percent of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former shareholders of the Company; (iv) a tender offer or exchange offer is made and consummated for the ownership of securities of the Company representing 50 percent or more of the combined voting power of the Company’s then outstanding voting securities; or (v) the Company transfers all or substantially all of its assets to another corporation which is not controlled by the Company; provided, however, no Change in Control shall be deemed to occur under this Section 2(g) in connection with any transaction involving a direct or indirect wholly-owned subsidiary of the Company.

(h)	“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any Treasury regulations promulgated under such section.

(i)	“Committee” means the committee (or committees), as constituted from time to time, of the Board that is appointed by the Board to administer the Plan, or if no such committee is appointed (or no such committee shall be in existence at any relevant time), the term “Committee” for purposes of the Plan shall mean the Board; provided, however, that while the Common Stock is publicly traded, the Committee shall be a committee of the Board consisting solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3, as necessary and deemed desirable by the Board from time to time in each case to satisfy such requirements with respect to Awards granted under the Plan. Within the scope of such authority, the Board or the Committee may (i) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Awards to eligible persons who are either (A) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Awards or (B) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, and/or (ii) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act. The Board may assume any or all of the powers and responsibilities prescribed for the Committee, and to the extent it does so, the term “Committee” as used herein shall also be applicable to the Board.

(j)	“Common Stock” means the Common Stock, without par value per share, of the Company or the common stock that the Company may in the future be authorized to issue (as long as the common stock varies from that currently authorized, if at all, only in amount of par value) in replacement or substitution thereof.

(k)	“Company” means Gastar Exploration Ltd., a corporation governed by the laws of the Province of Alberta.

(l)	“Continuous Service” means that the provision of services to the Company or an Affiliate in any capacity of Employee or Director is not interrupted or terminated. Except as otherwise provided in the Award Agreement, service shall not be considered interrupted or terminated for this purpose in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Affiliate, or any successor, in any capacity of Employee or Director, or (iii) any change in status as long as the individual remains in the service of the Company or an Affiliate in any capacity of Employee or Director. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option, if such leave exceeds ninety (90) days, and re-employment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day that is three (3) months and one (1) day following the expiration of such ninety (90)-day period.

(m)	“Covered Employee” means the chief executive officer and the four other most highly compensated officers of the Company for whom total compensation is required to be reported to shareholders under Regulation S-K, as determined for purposes of Section 162(m) of the Code.

(n)	“Director” means a member of the Board.

(o)	“Disability” means the “disability” of a person (i) as defined in a then effective written employment agreement between a person and the Company or (ii) if such person is not covered by a written employment agreement with the Company, as defined in a then effective long-term disability plan maintained by the Company that covers such person, or (iii) if neither a written employment agreement nor a plan exists at any relevant time, “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code. For purposes of determining the time during which an Incentive Stock Option may be exercised under the terms of an Option Agreement, “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code. Section 22(e)(3) of the Code provides that an individual is totally and permanently disabled if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

(p)	“Employee” means any person, including an Officer or Director, who is employed, within the meaning of Section 3401 of the Code, by the Company or an Affiliate. The provision of compensation by the Company or an Affiliate to a Director solely with respect to such individual rendering services in the capacity of a Director, however, shall not be sufficient to constitute “employment” by the Company or that Affiliate.

(q)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute. Reference in the Plan to any section of the Exchange Act shall be deemed to include any amendments or successor provisions to such section and any rules and regulations relating to such section.

(r)	“Fair Market Value” means, as of any date, the United States dollar value of the Common Stock determined as follows:

(i)	If the Common Stock is listed on any established United States stock exchange or traded on the NASDAQ National Market or the NASDAQ Capital Market (formerly known as the NASDAQ SmallCap Market), the Fair Market Value of a share of Common Stock shall be the closing sales price for such a share of Common Stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or if the Common Stock is listed or traded on more than one such exchange or market, the exchange or market with the greatest volume of trading in the Common Stock) on the day of determination (or if no such price or bid is reported on that day, on the last market trading day prior to the day of determination), as reported by the applicable exchange or market or such other source as the Committee deems reliable.

(ii)	In the absence of any such established United States market for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee.

(s)	“Grantee” means an Employee or Director to whom an Award has been granted under the Plan.

(t)	“Incentive Stock Option” means an Option granted to an Employee under the Plan that meets the requirements of Section 422 of the Code.

(u)	“Non-Employee Director” means a Director of the Company who either (i) is not an Employee or Officer, does not receive compensation (directly or indirectly) from the Company or an Affiliate in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K, or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(v)	“Non-Qualified Stock Option” means an Option granted under the Plan that is not intended to be an Incentive Stock Option.

(w)	“Officer” means a person who is an “officer” of the Company or any Affiliate within the meaning of Section 16 of the Exchange Act (whether or not the Company is subject to the requirements of the Exchange Act).

(x)	“Option” means an Award in the form of a stock option granted pursuant to Section 7 of the Plan to purchase a specified number of shares of Common Stock, whether granted as an Incentive Stock Option or as a Non-Qualified Stock Option.

(y)	“Option Agreement” means the written agreement evidencing the grant of an Option executed by the Company and the Optionee, including any amendments thereto.

(z)	“Optionee” means an individual to whom an Option has been granted under the Plan.

(aa)	“Outside Director” means a Director of the Company who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of the Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), has not been an officer of the Company or an “affiliated corporation” at any time and is not currently receiving (within the meaning of the Treasury regulations promulgated under Section 162(m) of the Code) direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(bb)	“Performance Criteria” means (1) earnings; (2) earnings per share; (3) EBITDA (earnings before interest, taxes, depreciation and amortization); (4) EBIT (earnings before interest and taxes); (5) economic profit; (6) cash flow; (7) revenue; (8) revenue growth; (9) sales growth; (10) net profit before tax; (11) gross profit; (12) operating income or profit; (13) return on equity; (14) return on assets; (15) return on capital; (16) changes in working capital; (17) shareholder return; (18) cost reduction; (19) customer satisfaction or growth; or (20) employee satisfaction; and any other performance objective approved by the shareholders of the Company in accordance with Section 162(m) of the Code.

(cc)	“Plan” means this Gastar Exploration Ltd. 2006 Long-Term Stock Incentive Plan, as set forth herein and as it may be amended from time to time.

(dd)	“Qualifying Shares” means shares of Common Stock which either (i) have been owned by the Grantee for more than six (6) months and have been “paid for” within the meaning of Rule 144 promulgated under the Securities Act, or (ii) were obtained by the Grantee in the public market.

(ee)	“Regulation S-K” means Regulation S-K promulgated under the Securities Act, as it may be amended from time to time, and any successor to Regulation S-K. Reference in the Plan to any item of Regulation S-K shall be deemed to include any amendments or successor provisions to such item.

(ff)	“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as it may be amended from time to time, and any successor to Rule 16b-3.

(gg)	“Section” means a section of the Plan unless otherwise stated or the context otherwise requires.

(hh)	“Securities Act” means the Securities Act of 1933, as amended, and any successor statute. Reference in the Plan to any section of the Securities Act shall be deemed to include any amendments or successor provisions to such section and any rules and regulations relating to such section.

(ii)	“Stock Appreciation Right” means an Award granted under Section 9 of the Plan.

(jj)	“Stock Appreciation Rights Agreement” means a written agreement with a Grantee with respect to an Award of Stock Appreciation Rights, including any amendments thereto.

(kk)	“Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) at the time an Option is granted stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3.	TYPES OF INCENTIVE AWARDS AVAILABLE UNDER THE PLAN. Awards granted under this Plan may be (a) Incentive Stock Options, (b) Non-Qualified Stock Options, (c) Bonus Stock Awards, (d) Stock Appreciation Rights, and (e) any other type of Award established by the Committee which is consistent with the Plan’s purposes, as designated at the time of grant.

4.	SHARES SUBJECT TO PLAN. Subject to adjustment pursuant to Section 11(a) hereof, the total amount of Common Stock with respect to which Awards may be granted under the Plan shall not exceed Five Million (5,000,000) shares. At all times during the term of the Plan, the Company shall reserve and keep available such number of shares of Common Stock as will be required to satisfy the requirements of outstanding Awards under the Plan. Any shares of Common Stock covered by an Award (or a portion of an Award) that is forfeited or canceled or that expires shall be deemed not to have been issued for purposes of determining the maximum aggregate number of shares of Common Stock which may be issued under the Plan and shall again be available for Awards under the Plan. Nothing in this Section 4 shall impair the right of the Company to reduce the number of outstanding shares of Common Stock pursuant to repurchases, redemptions, or otherwise; provided, however, that no reduction in the number of outstanding shares of Common Stock shall (a) impair the validity of any outstanding Award, whether or not that Award is fully vested or exercisable, or (b) impair the status of any shares of Common Stock previously issued pursuant to an Award as duly authorized, validly issued, fully paid, and nonassessable. The shares to be delivered under the Plan shall be made available from (a) authorized but unissued shares of Common Stock, (b) Common Stock held in the treasury of the Company, or (c) previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market, in each situation as the Committee may determine from time to time in its sole discretion.

5.	ELIGIBILITY. Awards other than Incentive Stock Options may be granted to Employees, Officers and Directors. Incentive Stock Options may be granted only to Employees (including Officers and Directors who are also Employees), as limited by clause (iii) of Section 2(a). The Committee in its sole discretion shall select the recipients of Awards. A Grantee may be granted more than one Award under the Plan, and Awards may be granted at any time or times during the term of the Plan. The grant of an Award to an Employee, Officer or Director shall not be deemed either to entitle that individual to, or to disqualify that individual from, participation in any other grant of Awards under the Plan.

6.	LIMITATION ON INDIVIDUAL AWARDS. Any and all shares available for Awards under the Plan may be awarded by way of Options, Bonus Stock Awards or Stock Appreciation Rights (regardless of the form of payment) to any one person. Subject to the provisions of Section 11(a), the maximum number of shares of Common Stock that may be subject to Options, Bonus Stock Awards and Stock Appreciation Rights granted to any one Covered Employee under the Plan shall not exceed One Million Two Hundred Fifty Thousand (1,250,000) shares. The limitations set forth in the preceding sentence shall be applied in a manner which will permit compensation generated under the Plan, where appropriate, to constitute “performance-based” compensation for purposes of Section 162(m) of the Code, including counting against such maximum number of shares, to the extent required under Section 162(m) of the Code and applicable interpretive authority thereunder, any shares of Common Stock subject to Options or other Awards that are canceled or repriced.

7.	OPTIONS.

(a)	Grant of Options. An Option is a right to purchase shares of Common Stock during the option period for a specified exercise price. The Committee shall determine (i) whether each Option shall be granted as an Incentive Stock Option or as a Non-Qualified Stock Option, and (ii) the provisions, terms and conditions of each Option including, but not limited to, the vesting schedule, the number of shares of Common Stock subject to the Option, the exercise price of the Option (which may never be less than Fair Market Value of the Common Stock on the date of the grant of the Award), the period during which the Option may be exercised, forfeiture provisions, methods of payment, and all other terms and conditions of the Option.

(b)	Limitations on Incentive Stock Options. The aggregate Fair Market Value (determined as of the date of grant of an Option) of Common Stock which any Employee is first eligible to purchase during any calendar year by exercise of Incentive Stock Options granted under the Plan and by exercise of incentive stock options (within the meaning of Section 422 of the Code) granted under any other incentive stock option plan of the Company or an Affiliate shall not exceed $100,000. If the Fair Market Value of stock with respect to which all incentive stock options described in the preceding sentence held by any one Optionee are exercisable for the first time by such Optionee during any calendar year exceeds $100,000, the Options (that are intended to be Incentive Stock Options on the date of grant thereof) for the first $100,000 worth of shares of Common Stock to become exercisable in such year shall be deemed to constitute incentive stock options within the meaning of Section 422 of the Code and the Options (that are intended to be Incentive Stock Options on the date of grant thereof) for the shares of Common Stock in the amount in excess of $100,000 that become exercisable in that calendar year shall be treated as Non-Qualified Stock Options. If the Code or the Treasury regulations promulgated thereunder are amended after the effective date of the Plan to provide for a different limit than the one described in this Section 7(b), such different limit shall be incorporated herein and shall apply to any Options granted after the effective date of such amendment.

(c)	Acquisitions and Other Transactions. Notwithstanding the provisions of Section 10(g), in the case of an Option issued or assumed pursuant to Section 10(g), the exercise price and number of shares for the Option shall be determined in accordance with the principles of Section 424(a) of the Code and the Treasury regulations promulgated thereunder. The Committee may, from time to time, assume outstanding options granted by another entity, whether in connection with an acquisition of such other entity or otherwise, by either (i) granting an Option under the Plan in replacement of or in substitution for the option assumed by the Company, or (ii) treating the assumed option as if it had been granted under the Plan if the terms of such assumed option could be applied to an Option granted under the Plan. Such assumption shall be permissible if the holder of the assumed option would have been eligible to be granted an Option hereunder if the other entity had applied the rules of the Plan to such grant. The Committee also may grant Options under the Plan in settlement of or substitution for, outstanding options or obligations to grant future options in connection with the Company or an Affiliate acquiring another entity, an interest in another entity or an additional interest in an Affiliate whether by merger, stock purchase, asset purchase or other form of transaction.

(d)

Payment or Exercise. Payment for the shares of Common Stock to be purchased upon exercise of an Option may be made in cash (by check) or, if elected by the Optionee and in one or more of the following methods stated in the Option Agreement (at the date of grant with respect to any Option granted as an Incentive Stock Option) and where permitted by law: (i) if a public market for the Common Stock exists, through a “same day sale” arrangement between the Optionee and a broker-dealer that is a member of the National Association of Securities Dealers, Inc. (an “NASD Dealer”) whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares of Common Stock so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such shares of Common Stock to forward the exercise price directly to the

Company; (ii) if a public market for the Common Stock exists, through a “margin” commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the shares of Common Stock so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares of Common Stock to forward the exercise price directly to the Company; or (iii) by surrender for cancellation of Qualifying Shares at the Fair Market Value per share at the time of exercise (provided that such surrender does not result in an accounting charge for the Company). No shares of Common Stock may be issued until full payment of the purchase price therefore has been made.

8.	BONUS STOCK AWARDS.

(a)	Bonus Stock Awards. A Bonus Stock Award is a grant of shares of Common Stock for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions and other terms and conditions as are established by the Committee.

(b)	Forfeiture Restrictions. Shares of Common Stock that are the subject of a Bonus Stock Award may be subject to restrictions on disposition by the Grantee and to an obligation of the Grantee to forfeit and surrender the shares to the Company under certain circumstances (the “Forfeiture Restrictions”). The Forfeiture Restrictions shall be determined by the Committee in its sole discretion, and the Committee may provide that the Forfeiture Restrictions shall lapse on the passage of time, the attainment of one or more performance targets established by the Committee, or the occurrence of such other event or events determined to be appropriate by the Committee; provided, however, that (i) for a Bonus Stock Award subject to Forfeiture Restrictions based on the passage of time, the Forfeiture Restrictions shall lapse ratably over a minimum period of three (3) years, and (ii) for a Bonus Stock Award subject to Forfeiture Restrictions based on Performance Criteria or any other event, the Forfeiture Restrictions shall not lapse prior to one year after grant of the Bonus Stock Award. The Forfeiture Restrictions, if any, applicable to a particular Bonus Stock Award (which may differ from any other such Bonus Stock Award) shall be stated in the Bonus Stock Agreement.

(c)	Rights as Shareholder. Shares of Common Stock awarded pursuant to a Bonus Stock Award shall be represented by a stock certificate registered in the name of the Grantee of such Bonus Stock Award. The Grantee shall have the right to receive dividends with respect to the shares of Common Stock subject to a Bonus Stock Award, to vote the shares of Common Stock subject thereto and to enjoy all other shareholder rights with respect to the shares of Common Stock subject thereto, except that, unless provided otherwise in this Plan, or in the Bonus Stock Agreement, (i) the Grantee shall not be entitled to delivery of the shares of Common Stock except as the Forfeiture Restrictions expire, (ii) the Company or an escrow agent shall retain custody of the shares of Common Stock until the Forfeiture Restrictions expire, (iii) the Grantee may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the shares of Common Stock until the Forfeiture Restrictions expire.

(d)	Stock Certificate Delivery. One or more stock certificates representing shares of Common Stock, free of Forfeiture Restrictions, shall be delivered to the Grantee promptly after, and only after, the Forfeiture Restrictions have expired. The Grantee, by his acceptance of the Bonus Stock Award, irrevocably grants to the Company a power of attorney to transfer any shares so forfeited to the Company, agrees to execute any documents requested by the Company in connection with such forfeiture and transfer, and agrees that such provisions regarding transfers of forfeited shares shall be specifically performable by the Company in a court of equity or law.

(e)	Payment for Bonus Stock. The Committee shall determine the amount and form of any payment for shares of Common Stock received pursuant to a Bonus Stock Award. In the absence of such a determination, the Grantee shall not be required to make any payment for shares of Common Stock received pursuant to a Bonus Stock Award, except to the extent otherwise required by law.

(f)	Forfeiture of Bonus Stock. Unless otherwise provided in a Bonus Stock Agreement, on termination of the Grantee’s Continuous Service prior to lapse of the Forfeiture Restrictions, the shares of Common Stock which are still subject to the Forfeiture Restrictions under Bonus Stock Award shall be forfeited by the Grantee. Upon any forfeiture, all rights of the Grantee with respect to the forfeited shares of the Common Stock subject to the Bonus Stock Award shall cease and terminate, without any further obligation on the part of the Company except to repay any purchase price per share paid by the Grantee for the shares forfeited.

(g)	Waiver of Forfeiture Restrictions; Committee’s Discretion. With respect to a Bonus Stock Award that has been granted to a Covered Employee where such Award has been designed to meet the exception for performance-based compensation under Section 162(m) of the Code, the Committee may not waive the Forfeiture Restrictions applicable to such Bonus Stock Award.

9.	STOCK APPRECIATION RIGHTS.

(a)	Stock Appreciation Rights. A Stock Appreciation Right is a right to receive, upon exercise of the right, shares of Common Stock or their cash equivalent in an amount equal to the increase in Fair Market Value, if any, of the Common Stock between the grant and exercise dates.

(b)	Tandem Rights. Stock Appreciation Rights may be granted in connection with the grant of an Option, in which case exercise of Stock Appreciation Rights will result in the surrender of the right to purchase the shares under the Option as to which the Stock Appreciation Rights were exercised. Alternatively, Stock Appreciation Rights may be granted independently of Options in which case each Award of Stock Appreciation Rights shall be evidenced by a Stock Appreciation Rights Agreement. With respect to Stock Appreciation Rights that are subject to Section 16 of the Exchange Act, the Committee shall retain sole discretion (i) to determine the form in which payment of the Stock Appreciation Right will be made (i.e., cash, securities or any combination thereof), or (ii) to approve an election by a Grantee to receive cash in full or partial settlement of Stock Appreciation Rights.

(c)	Limitations on Exercise of Stock Appreciation Rights. A Stock Appreciation Right shall be exercisable in whole or in such installments and at such times as determined by the Committee.

10.	GENERAL PROVISIONS REGARDING AWARDS.

(a)	Form of Award Agreement. Each Award granted under the Plan shall be evidenced by a written Award Agreement in such form (which need not be the same for each Grantee) as the Committee from time to time approves, but which is not inconsistent with the Plan, including any provisions that may be necessary to assure that any Option that is intended to be an Incentive Stock Option will comply with Section 422 of the Code.

(b)	Awards Criteria. In determining the amount and value of Awards to be granted, the Committee may take into account the responsibility level, performance, potential, other Awards and such other considerations with respect to a Grantee as it deems appropriate. The terms of an Award Agreement may provide that the amount payable as an Award may be adjusted for dividends or dividend equivalent.

(c)	Date of Grant. The date of grant of an Award will be the date specified by the Committee as the effective date of the grant of an Award or, if the Committee does not so specify, will be the date on which the Committee makes the determination to grant such Award. The Award Agreement evidencing the Award will be delivered to the Grantee with a copy of the Plan and other relevant Award documents within a reasonable time after the date of grant.

(d)

Stock Price. The exercise price or other measurement of stock value relative to any Award shall be the price determined by the Committee (which shall be not less than either the Fair Market Value or the par value of the shares of Common Stock on the date of grant of the Award). The exercise price of any Incentive Stock Option shall not be less than 100% of the Fair Market Value of the shares of Common Stock for the date of grant of the Option; provided, however, the exercise price of any Incentive Stock Option granted to a Ten Percent Shareholder shall not be less than 110% of the Fair Market Value of the shares of Common Stock for the date of grant of the Option.

(e)	Period of Award. Awards shall be exercisable or payable within the time or times or upon the event or events determined by the Committee and set forth in the Award Agreement. Unless otherwise provided in an Award Agreement, Awards other than Bonus Stock Awards shall terminate on (and no longer be exercisable or payable after) the earlier of: (i) ten (10) years from the date of grant of the Award; (ii) for an Incentive Stock Option granted to a Ten Percent Shareholder, five (5) years from the date of grant of the Option; (iii) three (3) months after the Grantee is no longer serving in any capacity as an Employee or Director of the Company for a reason other than the death or Disability of the Grantee; (iv) one (1) year after death of the Grantee; or (v) one (1) year after Disability of the Grantee.

(f)	Transferability of Awards. Awards granted under the Plan, and any interest therein, shall not be transferable or assignable by the Grantee, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution, and shall be exercisable or payable during the lifetime of the Grantee only by the Grantee; provided, that the Grantee may designate persons who or which may exercise or receive his Awards following his death. Notwithstanding the preceding sentence, Awards other than Incentive Stock Options may be transferred to such family members, family member trusts, family limited partnerships and other family member entities as the Committee, in its sole discretion, may approve prior to any such transfer. No such transfer will be approved by the Committee if the Common Stock issuable under such transferred Award would not be eligible to be registered on Form S-8 promulgated under the Securities Act.

(g)	Acquisitions and Other Transactions. The Committee may, from time to time, approve the assumption of outstanding awards granted by another entity, whether in connection with an acquisition of such other entity or otherwise, by either (i) granting an Award under the Plan in replacement of or in substitution for the awards assumed by the Company, or (ii) treating the assumed award as if it had been granted under the Plan if the terms of such assumed award could be applied to an Award granted under the Plan. Such assumption shall be permissible if the holder of the assumed award would have been eligible to be granted an Award hereunder if the other entity had applied the rules of this Plan to such grant.

(h)	Payment. Payment of an Award (i) may be made in cash, Common Stock or a combination thereof, as determined by the Committee in its sole discretion, (ii) shall be made in a lump sum or in installments as prescribed by the Committee in its sole discretion, and (iii) to the extent applicable, shall be based on the Fair Market Value of the Common Stock for the payment or exercise date. The Committee may permit or require the deferral of payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, dividend equivalents or other forms of investment return.

(i)	Notice. If an Award involves an exercise, it may be exercised only by delivery to the Company of a written exercise agreement approved by the Committee (which need not be the same for each Grantee), stating the number of shares of Common Stock being purchased, the method of payment, and such other matters as may be deemed appropriate by the Company in connection with the issuance of shares upon exercise of the Award, together with payment in full of any exercise price for any shares of Common Stock being purchased. Such exercise agreement may be part of a Grantee’s Award Agreement.

(j)	Withholding Taxes. The Committee may establish such rules and procedures as it considers desirable in order to satisfy any obligation of the Company to withhold the statutory prescribed minimum amount of federal or state income taxes or other taxes with respect to the grant, exercise or payment of any Award under the Plan, including procedures for a Grantee to have shares of Common Stock withheld from the total number of shares of Common Stock to be issued or purchased upon grant or exercise of an Award. Prior to issuance of any shares of Common Stock, the Grantee shall pay or make adequate provision acceptable to the Committee for the satisfaction of the statutory minimum prescribed amount of any federal or state income or other tax withholding obligations of the Company, if applicable. Upon grant, exercise or payment of an Award, the Company shall withhold or collect from the Grantee an amount sufficient to satisfy such tax withholding obligations.

(k)	Exercise of Award Following Termination of Continuous Service.

(i)	An Award may not be exercised after the expiration date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Service only to the extent provided in the Award Agreement.

(ii)	Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee’s Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

(iii)	Any Option designated as an Incentive Stock Option, to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of an Optionee’s Continuous Service, shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Option Agreement.

(iv)	The Committee shall have discretion to determine whether the Continuous Service of a Grantee has terminated and the effective date on which such Continuous Service terminates and whether the Grantee’s Continuous Service terminated as a result of the Disability of the Grantee.

(l)	Limitations on Exercise.

(i)	The Committee may specify a reasonable minimum number of shares of Common Stock or a percentage of the shares subject to an Award that may be purchased on any exercise of an Award; provided, that such minimum number will not prevent a Grantee from exercising the full number of shares of Common Stock as to which the Award is then exercisable.

(ii)	The obligation of the Company to issue any shares of Common Stock pursuant to the exercise of any Award or otherwise make payments hereunder shall be subject to the condition that such exercise and the issuance and delivery of such shares and other actions pursuant thereto comply with the Securities Act, all applicable state securities and other laws and the requirements of any stock exchange or national market system upon which the shares of Common Stock may then be listed or quoted, as in effect on the date of exercise. The Company shall be under no obligation to register the shares of Common Stock with the Securities and Exchange Commission or to effect compliance with the registration, qualification or listing requirements of any state securities laws or stock exchange or national market system, and the Company shall have no liability for any inability or failure to do so.

(iii)	As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such shares of Common Stock if, in the opinion of counsel for the Company, such a representation is required by any securities or other applicable laws.

(m)	Privileges of Stock Ownership. Except as provided in the Plan with respect to Bonus Stock Awards, no Grantee will have any of the rights of a shareholder with respect to any shares of Common Stock subject to an Award until such Award is properly exercised and the purchased or awarded shares are issued and delivered to the Grantee, as evidenced by an appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to such date of issuance and delivery, except as provided in the Plan.

(n)	Breach; Additional Terms. A breach of the terms and conditions of this Plan or established by the Committee pursuant to the Award Agreement shall cause a forfeiture of the Award. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to the Award, including provisions pertaining to the termination of the Grantee’s employment (by retirement, Disability, death or otherwise) prior to expiration of the Forfeiture Restrictions or other vesting provisions. Such additional terms, conditions or restrictions shall also be set forth in an Award Agreement made in connection with the Award.

(o)	Performance-Based Compensation. The Committee may designate any Award as “qualified performance-based compensation” for purposes of Section 162(m) of the Code. Any Awards designated as “qualified performance-based compensation” shall be conditioned on the achievement of any one or more Performance Criteria, and the measurement may be stated in absolute terms or relative to individual performances, comparable companies, peer or industry groups or other standard indexes, and in terms of Company-wide objectives or in terms of absolute or comparative objectives that relate to the performance of divisions, affiliates, departments or functions within the Company or an Affiliate. Notwithstanding any other provision of the Plan, the Committee may grant an Award that is not contingent on performance goals or is contingent on performance goals other than the Performance Criteria, so long as the Committee has determined that such Award is not intended to satisfy the requirements for “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

11.	ADJUSTMENT UPON CHANGES IN CAPITALIZATION AND CORPORATE EVENTS.

(a)	Capital Adjustments. The number of shares of Common Stock (i) covered by each outstanding Award granted under the Plan, the exercise, target or purchase price of each such outstanding Award, and any other terms of the Award that the Committee determines require adjustment and (ii) available for issuance under Sections 4 and 6 shall be adjusted to reflect, as deemed appropriate by the Committee, any increase or decrease in the number of shares of Common Stock resulting from a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without receipt of consideration, subject to any required action by the Board or the shareholders of the Company and compliance with applicable securities laws; provided, however, that a fractional share will not be issued upon exercise of any Award, and either (i) any fraction of a share of Common Stock that would have resulted will be cashed out at Fair Market Value or (ii) the number of shares of Common Stock issuable under the Award will be rounded up to the nearest whole number, as determined by the Committee; and provided further that the exercise, target or purchase price may not be decreased to below either the Fair Market Value or the par value, if any, for the shares of Common Stock as adjusted pursuant to this Section 11(a). Except as the Committee determines, no issuance by the Company of shares of capital stock of any class, or securities convertible into shares of capital stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

(b)

Dissolution or Liquidation. The Committee shall notify the Grantee at least twenty (20) days prior to any proposed dissolution or liquidation of the Company. Unless specifically provided otherwise in an individual Award or Award Agreement or in a then-effective written employment agreement between the Grantee and the Company or an Affiliate, to the extent that an Award has not been previously exercised, if applicable, such Award shall terminate immediately prior to consummation of such dissolution or liquidation.

(c)	Change in Control. Unless specifically provided otherwise with respect to Change in Control events in an individual Award or Award Agreement or in a then-effective written employment agreement between the Grantee and the Company or an Affiliate, if, during the effectiveness of the Plan, a Change in Control occurs, the surviving entity or purchaser described in Section 2(g), the “Purchaser”, shall either assume the obligations of the Company under the outstanding Awards or convert the outstanding Awards into awards of at least equal value as to capital stock of the Purchaser. In the event such Purchaser refuses to assume or substitute Awards pursuant to a Change in Control, each Award which is at the time outstanding under the Plan shall (i) except as provided otherwise in an individual Award or Award Agreement, automatically become, subject to all other terms of the Award or Award Agreement, fully vested and exercisable or payable, as appropriate, and be released from any repurchase or forfeiture provisions, immediately prior to the specified effective date of such Change in Control, for all of the shares of Common Stock at the time represented by such Award, (ii) the Forfeiture Restrictions applicable to all outstanding Bonus Stock Awards shall lapse and shares of Common Stock subject to such Bonus Stock Awards shall be released from escrow, if applicable, and delivered to the Grantees of the Awards free of any Forfeiture Restriction, (iii) all other Awards shall become fully vested and payment thereof shall be accelerated using, if applicable, the then-current Fair Market Value to measure any payment that is based on the value of the Common Stock or using such higher amount as the Committee may determine to be more reflective of the actual value of such stock, and (iv) notwithstanding any contrary terms in the Award or Award Agreement, expire on a date at least twenty (20) days after the Committee gives written notice to Grantees specifying the terms and conditions of such termination.

(d)	To the extent that a Grantee exercises an Award before or on the effective date of the Change in Control, the Company shall issue all Common Stock purchased by exercise of that Award (subject to the Grantee’s satisfaction of the requirements of Section 10(j)), and those shares of Common Stock shall be treated as issued and outstanding for purposes of the Change in Control. Upon a Change in Control, when the outstanding Awards are not assumed by the Purchaser, the Plan shall terminate and any unexercised Awards outstanding under the Plan at that date shall terminate.

12.	SHAREHOLDER APPROVAL. The Company shall obtain the approval of the Plan by the Company’s shareholders to the extent required to satisfy Sections 162(m) or 422 of the Code or to satisfy or comply with any applicable laws or the rules of any stock exchange or national market system on which the Common Stock may be listed or quoted.

13.	ADMINISTRATION. The Plan shall be administered by the Committee. The Committee shall interpret the Plan and any Awards granted pursuant to the Plan and shall prescribe such rules and regulations in connection with the operation of the Plan as it determines to be advisable for the administration of the Plan. The Committee may rescind and amend its rules and regulations from time to time. The interpretation by the Committee of any of the provisions of the Plan or any Award granted under the Plan shall be final and binding upon the Company and all persons having an interest in any Award or any shares of Common Stock purchased or other payments received pursuant to an Award. Notwithstanding the authority hereby delegated to the Committee to grant Awards to Employees and Directors under the Plan, the Board shall have full authority, subject to the express provisions of the Plan, to grant Awards to Employees and Directors under the Plan, to interpret the Plan, to provide, modify and rescind rules and regulations relating to it, to determine the terms and provision of Awards granted to Employees and Directors under the Plan and to make all other determinations and perform such actions as the Board deems necessary or advisable to administer the Plan. No member of the Committee or the Board shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

14.	EFFECT OF PLAN. Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any Employee or Director any right to be granted an Award or any other rights except as may be evidenced by the Award Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right of the Board, the Committee or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation or other transaction involving the Company, any issue of bonds, debentures, or shares of preferred stock ranking prior to or affecting the Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of the Company’s assets or business, or any other corporate act or proceeding by or for the Company. Nothing contained in the Plan or in any Award Agreement or in other related documents shall confer upon any Employee or Director any right with respect to such person’s Continuous Service or interfere or affect in any way with the right of the Company or an Affiliate to terminate such person’s Continuous Service at any time, with or without cause.

15.	NO EFFECT ON RETIREMENT AND OTHER BENEFIT PLANS. Except as specifically provided in a retirement or other benefit plan of the Company or an Affiliate, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or an Affiliate, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

16.	AMENDMENT OR TERMINATION OF PLAN. The Board in its discretion may, at any time or from time to time after the date of adoption of the Plan, terminate or amend the Plan in any respect, including amendment of any form of Award Agreement, exercise agreement, or instrument to be executed pursuant to the Plan; provided, however, to the extent necessary to comply with the Code, including Sections 162(m) and 422 of the Code, other applicable laws, or the applicable requirements of any stock exchange or national market system, the Company shall obtain shareholder approval of any Plan amendment in such manner and to such a degree as required. No Award may be granted after termination of the Plan. Any amendment or termination of the Plan shall not affect Awards previously granted, and such Awards shall otherwise remain in full force and effect as if the Plan had not been amended or terminated, unless mutually agreed otherwise in a writing (including an Award Agreement) signed by the Grantee and the Company.

17.	EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective March 29, 2006, which is the date of adoption of the Plan by the Board. The Plan shall continue in effect for a term of ten (10) years from March 29, 2006 and terminate on March 29, 2016, unless sooner terminated by action of the Board.

18.	SEVERABILITY AND REFORMATION. The Company intends all provisions of the Plan to be enforced to the fullest extent permitted by law. Accordingly, should a court of competent jurisdiction determine that the scope of any provision of the Plan is too broad to be enforced as written, the court should reform the provision to such narrower scope as it determines to be enforceable. If, however, any provision of the Plan is held to be wholly illegal, invalid, or unenforceable under present or future law, such provision shall be fully severable and severed, and the Plan shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof, and the remaining provisions of the Plan shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance.

19.	GOVERNING LAW. The Plan and all issues or matters relating to the Plan shall be governed by, determined and enforced under, and construed and interpreted in accordance with the laws of the State of Texas.

20.	INTERPRETIVE MATTERS. Whenever required by the context, pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, or neuter, and the singular shall include the plural, and visa versa. The term “include” or “including” does not denote or imply any limitation. The captions and headings used in the Plan are inserted for convenience and shall not be deemed a part of the Plan for construction or interpretation.

21.	SECTION 409A COMPLIANCE. Notwithstanding any other provision of the Plan to the contrary, it is not the intention of the Company that this Plan or any Award granted under the Plan result in unfavorable tax consequences to any Grantee under Section 409A of the Code. The Company intends that the Plan and any Award granted under the Plan shall at all times be exempt from or otherwise comply with the provisions of Code Section 409A. The provisions, terms and conditions of the Plan and any Award granted under the Plan may be amended at anytime, if necessary, in order to be exempt from or otherwise comply with the provisions of Code Section 409A; provided, however, that neither the Company nor a Grantee shall be required to assume an increased economic burden in connection with any such amendment.

FIRST AMENDMENT TO

GASTAR EXPLORATION LTD.

2006 LONG-TERM STOCK INCENTIVE PLAN

WHEREAS, Gastar Exploration Ltd., a corporation governed by the laws of the Province of Alberta (the “Company”), maintains the Gastar Exploration Ltd. 2006 Long-Term Stock Incentive Plan (the “Plan”);

WHEREAS, the Company also maintains the Stock Option Plan of Gastar Exploration Ltd. (the “Stock Option Plan”);

WHEREAS, the Plan provides for the issuance of up to 5,000,000 shares of common stock of the Company (“Common Stock”) pursuant to awards granted under the Plan;

WHEREAS, as of the date of this First Amendment, 3,460,577 shares of Common Stock remain available for issuance pursuant to awards under the Plan, including shares of Common Stock subject to awards outstanding under the Plan as of the effective date of this First Amendment;

WHEREAS, as of the date of this First Amendment, 16,553,050 shares of Common Stock remain available for issuance pursuant to awards under the Stock Option Plan, including shares of Common Stock subject to awards outstanding under the Stock Option Plan as of the effective date of this First Amendment;

WHEREAS, the Company desires to merge the Stock Option Plan with and into the Plan so that all outstanding equity awards and all future equity awards to be made to Employees and Directors will be under one plan, i.e., the Plan (the “Merger”);

WHEREAS, upon the completion of the Merger, the Stock Option Plan will cease to exist and all shares of Common Stock previously reserved and remaining for issuance under the Stock Option Plan, including any shares of Common Stock subject to stock option awards granted under the Stock Option Plan that remain outstanding on the effective date of this First Amendment, will be transferred to and reserved for issuance under the Plan;

WHEREAS, the Company desires to amend the definition of “Performance Criteria” in the Plan to include a criteria relating to the growth of proved natural gas and oil reserves of the Company;

WHEREAS, pursuant to Section 17 of the Stock Option Plan, the Company, by action of its board of directors or a committee thereof, has the right to amend and terminate the Stock Option Plan; and

WHEREAS, pursuant to Section 16 of the Plan, the Company, by action of its board of directors or a committee thereof, has the right to amend the Plan;

NOW, THEREFORE, effective as of April 1, 2009, the Stock Option Plan is hereby merged into the Plan, which shall be the surviving plan, and the Plan shall be amended as follows, provided that this First Amendment is approved by the shareholders of the Company at the Company’s 2009 Annual Meeting of Shareholders:

1.	The Stock Option Plan is hereby merged with and into the Plan.

2.	Section 2(bb) of the Plan shall be deleted and the following shall be substituted therefore:

“(bb) ‘Performance Criteria’ means (1) earnings; (2) earnings per share; (3) EBITDA (earnings before interest, taxes, depreciation and amortization); (4) EBIT (earnings before interest and taxes); (5) economic profit; (6) cash flow; (7) revenue; (8) revenue growth; (9) sales growth; (10) net profit before tax; (11) gross profit; (12) operating income or profit; (13) return on equity; (14) return on assets; (15) return on capital; (16) changes in working capital; (17) shareholder return; (18) cost reduction; (19) customer satisfaction or growth; (20) employee satisfaction; or (21) proved natural gas and oil reserve growth; and any other performance objective approved by the shareholders of the Company in accordance with Section 162(m) of the Code.”

3.	The first three sentences of Section 4 of the Plan shall be deleted and the following shall be substituted therefore:

“Subject to adjustment pursuant to Section 11(a) hereof, effective as of April 1, 2009, the total number of shares of Common Stock that may be issued pursuant to (i) future Awards granted under the Plan and (ii) Awards outstanding under the Plan on April 1, 2009, including awards granted under the Stock Option Plan of Gastar Exploration Ltd. and outstanding at the time of its merger into the Plan, shall not exceed 20,013,627 common shares. At all times during the term of the Plan, the Company shall reserve and keep available such number of shares of Common Stock as will be required to satisfy the requirements of outstanding Awards under the Plan. Shares shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award. To the extent that an Award lapses or the rights of its holder terminate, any shares of Common Stock subject to such Award shall again be available for the grant of an Award under the Plan. In addition, effective as of April 1, 2009, shares of Common Stock issued under the Plan and forfeited back to the Plan, shares withheld from (or “netted against”) an Award for payment of the exercise price or purchase price of an Award, and shares withheld from (or “netted against”) an Award for payment of all applicable employer tax withholding obligations associated with an Award shall be deemed not to have been issued for purposes of determining the maximum aggregate number of shares of Common Stock which may be issued under the Plan and shall again be available for the grant of an Award under the Plan.”

4.	The second sentence of Section 6 of the Plan shall be deleted and the following shall be substituted therefore:

“Subject to the provisions of Section 11(a), the maximum number of shares of Common Stock that may be subject to Options, Bonus Stock Awards, and Stock Appreciation Rights granted to any one individual during any calendar year may not exceed 1,000,000 shares of Common Stock.”

5.	The following new Section 10(p) shall be added to the Plan:

“(p) Payment for Award. The exercise price or purchase price of an Award, if any, shall be paid in full in the manner prescribed by the Committee in each individual Award Agreement. Notwithstanding any provision of the Plan to the contrary, the Committee may provide in an Award Agreement that a Grantee may elect to have shares of Common Stock withheld from (or “netted against”) the total number of shares of Common Stock otherwise issuable to the Grantee pursuant to the Award in order to satisfy the payment of the exercise or purchase price and/or the employer tax withholding obligations with respect to such Award.”

6.	Except as amended hereby, the Plan shall continue in full force and effect and the Plan and this First Amendment shall be read, taken, and construed as one and the same instrument.

Tear Here

GASTAR EXPLORATION LTD.

(the “Corporation”)

2009 NI 51-102 Request Form

TO REGISTERED HOLDERS AND BENEFICIAL OWNERS OF SECURITIES:

National Instrument 51-102 requires that the Corporation send annually to the registered holders and beneficial owners of its securities a request form to allow the security holders to elect to receive a copy of the Corporation’s financial statements. If you wish to receive the Corporation’s financial statements or other selective security holder communications, please complete and return this form.

Please note that this request form will be mailed each year and both registered and beneficial security holders must return this form each year to remain on the Corporation’s distribution list.

TO:	Gastar Exploration Ltd.

1331 Lamar Street, Suite 1080

Houston, Texas 77010

Attention: Investor Relations

The undersigned security holder of the Corporation hereby elects to receive:

☐	(A) Annual financial statements and MD&A of the Corporation, or

☐	(B) Interim financial statements and MD&A of the Corporation, or

☐	(C) Both (A) and (B), as described above.

NAME: (Please print)

ADDRESS:

SIGNATURE:		DATE:
I certify that I am a security holder of the Corporation

The financial statements and all public filings are available on the Internet at www.sedar.com with information also available at www.gastar.com. By using the Internet, shareholders can have faster access to information, reduce Gastar Exploration Ltd. costs and help preserve our environment.

ANNUAL GENERAL AND SPECIAL ANNUAL MEETING OF SHAREHOLDERS OF

GASTAR EXPLORATION LTD.

June 4, 2009

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

The Notice of Annual Meeting, Proxy Statement, the 2008 Annual Report on Form 10-K

and a Proxy Card are available at - www.gastar.com

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

iPlease detach along perforated line and mail in the envelope provided.i

20433300000000000000 9	060409

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 1, 3 AND 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

						FOR	AGAINST	ABSTAIN
Proposal 2: Election of four (4) members to the Board of Directors.				Proposal 1:	Fix the number of Board of Directors at four (4) members.	☐	☐	☐
		NOMINEES:		Proposal 3:	Ratification of the appointment of BDO Seidman, LLP, as the independent registered public accounting firm of the Company for the year ending December 31, 2009.	☐	☐	☐
☐	FOR ALL NOMINEES	O J. Russell Porter O Robert D. Penner O John M. Selser Sr. O John R. Rooney
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
				Proposal 4:	Approval of amendments to the 2006 Long-Term Stock Incentive Plan.	☐	☐	☐
☐	FOR ALL EXCEPT (See instructions below)

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the proxyholder will have authority to vote FOR Proposals 1, 3 and 4 and FOR all the nominees listed in Proposal 2.

At the said discretion of the said proxyholder, the proxyholder is authorized to vote upon such other business as may properly come before the meeting.

This Instrument of Proxy is solicited on behalf of the management of the Company. Each shareholder has the right to appoint a proxyholder other than those designated above, who need not be a shareholder, to attend and act for him and on his behalf at the Meeting. To exercise such right, the names of the nominees of management should be crossed out and the name of the shareholder’s appointment should be legibly printed in the blank space provided. Such shareholder should notify the nominee of his appointment, obtain his consent to act as proxy and should instruct him on how the shareholder shares are to be voted.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

This Instrument of Proxy must be dated and executed by the shareholder or dated and executed by the shareholder’s attorney on behalf of the shareholders if such shareholder’s attorney is authorized in writing, to do so. If executed by the shareholder’s attorney, proof of written authorization must be attached to this Instrument of Proxy.

THE UNDERSIGNED HEREBY revokes any proxies previously given.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

1. This Instrument of Proxy will not be valid and will not be acted upon or voted unless it is completed as outlined herein and delivered to the Company, care of the offices of American Stock Transfer & Trust Company, Attention: Proxy Department, 6201 15th Avenue, Brooklyn, New York 11219, at least twenty-four (24) hours excluding Saturdays, Sundays and holidays, before the time set for the Meeting or any adjournment thereof.

2. If the shareholder is an individual, this Instrument of Proxy must be executed by the shareholder or his attorney with written shareholder approval.

3. If the shareholder is a corporation, this Instrument of Proxy must be executed under corporate seal or by a duly authorized officer or attorney of the corporation.

4. Persons signing as executors, administrators, trustees, etc. should so indicate and give their full title as such.

0

GASTAR EXPLORATION LTD.

INSTRUMENT OF PROXY

FOR THE GENERAL AND SPECIAL ANNUAL MEETING OF THE SHAREHOLDERS

TO BE HELD THURSDAY, JUNE 4, 2009

The undersigned shareholder of Gastar Exploration Ltd. (the “Company”), hereby appoints J. Russell Porter, President and Chief Executive Officer of the Company, or failing him, Michael A. Gerlich, Vice President and Chief Financial Officer of the Company, or instead of any of the foregoing, as proxyholder of the undersigned at the General and Special Annual Meeting of the Shareholders (the “Annual Meeting”), to be held on Thursday, June 4, 2009, and at any adjournments or postponements thereof, and at any ballot that may take place in consequence thereof to the same extent and with the same powers as if the undersigned were personally present at the Annual Meeting with authority to vote at the said proxyholders direction, except as otherwise specified below.

Without limiting the general powers hereby conferred, the undersigned hereby directs the said proxyholder to vote the shares represented by this instrument of proxy in the following manner:

(Continued and to be signed on the reverse side)

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